DOCUMENT 10.1

                          SECURITIES PURCHASE AGREEMENT


This SECURITIES PURCHASE AGREEMENT ("Agreement") is entered into as of July 21, 1997, by and between Intellicall, Inc., a Delaware corporation (the "Company"), with headquarters located at Carrollton, Texas and the purchasers ("Purchasers") set forth on the execution pages hereof, with regard to the following:

                                    RECITALS

A. The Company and Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

B. Purchasers desire to purchase, upon the terms and conditions stated in this Agreement, preferred stock of the Company, having the rights set forth in the form attached hereto as Exhibit A (the "Preferred Stock" or the "Convertible Securities"), which shall be convertible into shares of the Company's common stock, par value $.01 per share (the "Common Stock"), as stated in Exhibit A. The shares of Common Stock issuable upon conversion of the Preferred Stock are referred to herein as the "Conversion Shares". The Preferred Stock and the Conversion Shares are collectively referred to herein as the "Securities."

C. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement in the form attached hereto as Exhibit B (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights under the Securities Act, the rules and regulations promulgated thereunder and applicable state securities laws.

                                   AGREEMENTS

NOW, THEREFORE, in consideration of their respective promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Purchasers hereby agree as follows:

                                    ARTICLE I
                      PURCHASE AND SALE OF PREFERRED STOCK

I.1 Purchase of Preferred Stock. Subject to the terms and conditions of this Agreement, the issuance, sale and purchase of the Preferred Stock shall be consummated in a "Closing". The purchase price (the "Purchase Price") per share of Preferred Stock shall be equal to the Face Amount thereof, namely, $1,000. Each Purchaser shall purchase the number of shares of Preferred Stock set forth on the signature page executed by such Purchaser. All dollar amounts in this Agreement are U.S. Dollars.

I.2 Form of Payment. At the Closing, each Purchaser shall pay the aggregate Purchase Price for the Preferred Stock being purchased by such Purchaser by wire transfer to the Company, in accordance with the Company's written wiring instructions, against delivery of duly executed stock certificates for the same, and the Company shall deliver such Preferred Stock against delivery of such aggregate Purchase Price. The obligations of each Purchaser shall be separate from the obligations of each other Purchaser. The obligations of the Company with respect to each Purchaser shall be separate from the obligations of each other Purchaser and shall not be conditioned as to any Purchaser upon the performance of obligations of any other Purchaser.

I.3 Closing Date. Subject to the satisfaction (or waiver) of the conditions set forth in Articles VI and VII below, the date and time of the issuance, sale and purchase of the Convertible Securities pursuant to this Agreement shall be at 10:00 a.m. Chicago time, on July 21, 1997 (the "Closing Date"), at the offices of Altheimer & Gray, 10 S. Wacker Drive, Chicago, IL 60606.

                                   ARTICLE II
                   PURCHASER'S REPRESENTATIONS AND WARRANTIES

Each Purchaser represents and warrants, solely with respect to itself and its purchase hereunder and not with respect to any other Purchaser or the purchase hereunder by any other Purchaser (and no Purchaser shall be deemed to make or have any liability for any representation or warranty made by any other Purchaser), to the Company as set forth in this Article II. No Purchaser makes any other representations or warranties, express or implied, to the Company in connection with the transactions contemplated hereby and any and all prior representations and warranties, if any, which may have been made by a Purchaser to the Company in connection with the transactions contemplated hereby shall be deemed to have been merged in this Agreement and any such prior representations and warranties, if any, shall not survive the execution and delivery of this Agreement.

II.1 Investment Purpose. Purchaser is purchasing the Convertible Securities for Purchaser's own account for investment only and not with a view toward or in connection with the public sale or distribution thereof. Purchaser will not resell the Convertible Securities or any securities which may be issued upon conversion thereof except pursuant to sales that are exempt from the registration requirements of the Securities Act and all applicable state securities laws, and/or sales registered under the Securities Act and all applicable state securities laws. Purchaser understands that Purchaser must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities laws or an exemption from such registration is available, and that the Company has no present intention of registering any such Securities other than as contemplated by the Registration Rights Agreement. By making the representations in this Section 2.1, the Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Securities Act and all applicable state securities laws.

II.2 Accredited Investor Status. Purchaser is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D in that Purchaser has a net worth of $5,000,000 and was not formed for the specific purpose of investing in the Company. By reason of its business and financial experience and knowledge, Purchaser is capable of evaluating the risks and merits of the investment made pursuant to this Agreement.

II.3 Reliance on Exemptions. Purchaser understands that the Convertible Securities are being offered and sold to Purchaser in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Convertible Securities.

II.4 Information. Purchaser and its counsel have been furnished all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Convertible Securities, including the SEC Documents, which have been specifically requested by Purchaser or its counsel. Purchaser and its counsel have been afforded the opportunity to ask questions of the Company and have received what Purchaser believes to be complete and satisfactory answers to any such inquiries. Neither such inquiries nor any other due diligence investigation conducted by Purchaser or its counsel or any of its representations shall modify, amend or affect Purchaser's right to rely on the Company's representations and warranties contained in Article III. Purchaser understands that Purchaser's investment in the Securities involves a high degree of risk.

II.5 Governmental Review. Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

II.6 Transfer or Resale. Purchaser understands that (i) except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be transferred unless subsequently registered thereunder or an exemption from such registration is available (which exemption the Company expressly agrees may be established as contemplated in clauses (b) and (c) of Section 5.1 hereof;) (ii) any sale of such Securities made in reliance on Rule 144 under the Securities Act (or a successor rule) ("Rule 144") may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities without registration under the Securities Act will require compliance with some other exemption under the Securities

Act or the rules and regulations of the Securities and Exchange Commission ("SEC") thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to this Agreement or the Registration Rights Agreement).

II.7 Legends. Purchaser understands that, subject to Article V hereof, the certificates for the Preferred Stock and, until such time as the Conversion Shares have been registered under the Securities Act as contemplated by the Registration Rights Agreement or otherwise may be sold by Purchaser pursuant to Rule 144, the certificates for the Conversion Shares will bear a restrictive legend (the "Legend") in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXCEPTION TO OR EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

II.8 Authorization; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of Purchaser and are valid and binding agreements of Purchaser enforceable in accordance with their terms.

II.9 Residency. Purchaser is a resident of the jurisdiction set forth under Purchaser's name on the signature page hereto executed by Purchaser.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Purchaser that:

III.1 Organization and Qualification. The Company and each of its Subsidiaries is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction where the failure so to qualify would have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on the business, operations, properties, financial condition, operating results or prospects of the Company and its Subsidiaries, taken as a whole on a consolidated basis or on the transactions contemplated hereby. "Subsidiary" means (a) any entity of which the Company owns, directly or indirectly, securities having a majority of the economic interests or of the voting power in electing the board of directors directly or through one or more subsidiaries, including, without limitation, ILD Communications, Inc. (or, in the case of a partnership, limited liability company or other similar entity, securities conveying, directly or indirectly, a majority of the economic interests in such partnership or entity), or (b) any other entity of which the Company or any Subsidiary serves as general partner or managing member.

III.2  Authorization;  Enforcement.  (a) The Company has the requisite corporate power and authority to enter into and perform this Agreement and the Registration Rights Agreement, to issue, sell and perform its obligations with respect to the Preferred Stock in accordance with the terms hereof, and to issue the Conversion Shares in accordance with the terms of Exhibit A; (b) the execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation the issuance of the Preferred Stock and the issuance and reservation for issuance of the Conversion Shares) have been duly authorized by the Company's board of directors and, except as set forth on Schedule 3.2 hereof, no further consent or authorization of the Company, its board of directors, or its stockholders is required with respect to any of the transactions contemplated hereby or thereby (whether under New York Stock Exchange rules or otherwise); (c) this Agreement has been duly executed and delivered by the Company; and (d) this Agreement constitutes, and upon execution and delivery by the Company of the Registration Rights Agreement and the Preferred Stock, such instruments and agreements will constitute, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

III.3 Capitalization. The capitalization of the Company as of the date hereof, including the authorized capital stock, the number of shares issued and outstanding, the number of shares reserved for issuance pursuant to the Company's stock option plans, the number of shares reserved for issuance pursuant to securities (other than the Preferred Stock) exercisable for, or convertible into or exchangeable for any shares of Common Stock and the number of shares to be reserved for issuance upon conversion of the Preferred Stock is set forth on Schedule 3.3. All of such outstanding shares of capital stock have been, or upon issuance will be, validly issued, fully paid and nonassessable. No shares of capital stock of the Company (including the Preferred Stock and the Conversion Shares) are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances. Except as disclosed in Schedule 3.3, as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, and (ii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act (except the Registration Rights Agreement). The Company has furnished to Purchaser true and correct copies of the Company's Certificate of Incorporation as in effect ("Certificate of Incorporation"), and the Company's By-laws as in effect (the
"By-laws"). The Company has set forth on Schedule 3.3 all instruments and agreements (other than the Certificate of Incorporation and By-laws) governing securities convertible into or exercisable or exchangeable for Common Stock of the Company (and the Company shall provide to Purchaser copies thereof upon the request of Purchaser). The Company shall provide Purchaser with a written update of this representation signed by the Company's Chief Executive Officer or Chief Financial Officer on behalf of the Company as of the date of the Closing and of the first anniversary of the Closing.

III.4 Issuance of Shares. The Conversion Shares are duly authorized and reserved for issuance, and, upon conversion of the Preferred Stock in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and will not be subject to preemptive rights or other similar rights of stockholders of the Company. The Preferred Stock is duly authorized and reserved for issuance, validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and will not be subject to preemptive rights or other similar rights of stockholders of the Company.

III.5 No Conflicts. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company, and the consummation by the Company of transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance, as applicable, of the Preferred Stock and Conversion Shares) will not (a) result in a violation of the Certificate of Incorporation or By-laws or (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries, or by which any property or asset of the Company or any of its subsidiaries, is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Except as set forth on Schedule 3.5, neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or other organizational documents, and neither the Company nor any of its subsidiaries, is in default (and no event has occurred which, with notice or lapse of time or both, would put the Company or any of its subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, except for possible defaults or rights as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company and its subsidiaries are not being conducted, and shall not be conducted so long as a Purchaser owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations the sanctions for which either singly or in the aggregate would not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws (all of which exceptions are set forth on Schedule 3.5), the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the Registration Rights Agreement or to perform its obligations in accordance with the terms hereof or thereof. The Company is not in violation of the listing requirements of the NYSE and does not reasonably anticipate that the Common Stock will be delisted by the NYSE for the foreseeable future.

III.6 SEC Documents. Except as disclosed in Schedule 3.6, since December 31, 1993, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (all of the foregoing filed after December 31, 1993 and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being referred to herein as the "SEC Documents"). The Company has delivered to Purchaser true and complete copies of the SEC Documents, except for exhibits, schedules and incorporated documents the SEC documents filed prior to the date hereof (the "Filed SEC
Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Other than as set forth in Schedule 3.6(a), none of the statements made in any such SEC Documents is, or has been, required to be updated or amended under applicable law. The financial statements of the Company included in the SEC Documents have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied, and the rules and regulations of the SEC during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they do not include footnotes or are condensed or summary statements) and present accurately and completely the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, year-end audit adjustments, to the extent the existence of the facts giving rise to such adjustments would not have a Material Adverse Effect). Except as set forth in the financial statements of the Company included in the Filed SEC Documents or as disclosed in Schedule 3.6(b), the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such financial statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, in each case of clause
(i) and (ii) next above which, individually or in the aggregate, are not material to the financial condition, business, operations, properties, operating results or prospects of the Company. The Filed SEC Documents contain a complete and accurate list of all material undischarged written or oral contracts, agreements, leases or other instruments to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of the properties or assets of the Company or any subsidiary is subject (each a "Contract"). None of the Company, its subsidiaries or, to the best knowledge of the Company, any of the other parties thereto, is in breach or violation of any Contract, which breach or violation would have a Material Adverse Effect. No event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, or the happening of any further event or condition, would become a default by the Company or its subsidiaries thereunder which would have a Material Adverse Effect.

III.7 Absence of Certain Changes. Since December 31, 1996, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, results of operations or prospects of the Company, except as disclosed in Schedule 3.7.

III.8 Absence of Litigation. Except as disclosed in Schedule 3.8, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, or self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company, any of its subsidiaries, or any of their respective directors or officers in their capacities as such, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or would adversely affect the transactions contemplated by this Agreement or any of the documents contemplated hereby or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of such other documents.

There are no facts which, if known by a potential claimant or governmental authority, could give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to the Company or any of its subsidiaries, could have a Material Adverse Effect.

III.9 Disclosure. No information relating to or concerning the Company set forth in this Agreement or provided to Purchaser in connection with the transactions contemplated hereby contains an untrue statement of a material fact. The Company has not omitted to state a material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. Except for the execution and performance of this Agreement or as set forth in Schedule 3.9, no material fact (within the meaning of the federal securities laws of the United States) exists with respect to Company which has not been publicly disclosed.

III.10 Acknowledgment Regarding Purchaser's Purchase of the Securities. The Company acknowledges and agrees that Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, that this Agreement and the transaction contemplated hereby, and the relationship between each Purchaser and the Company, are "arms-length", and that any statement made by Purchaser, or any of its representatives or agents, in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation, is merely incidental to Purchaser's purchase of the Securities and has not been relied upon in any way by the Company, its officers or directors. The Company further represents to Purchaser that the Company's decision to enter into this Agreement and the transactions contemplated hereby have been based solely on an independent evaluation by the Company and its representatives.

III.11 Current Public Information. The Company is currently eligible to register the resale of its Common Stock on a registration statement on Form S-3 under the Securities Act. III.12 No General Solicitation. Neither the Company nor any distributor participating on the Company's behalf in the transactions contemplated hereby (if any) nor any person acting for the Company, or any such distributor, has conducted any "general solicitation," as described in Rule 502(c) under Regulation D, with respect to any of the Securities being offered hereby.

III.13 No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would prevent the parties hereto from consummating the transactions contemplated hereby pursuant to an exemption from registration under the Securities Act pursuant to the provisions of Regulation D. The transactions contemplated hereby are exempt from the registration requirements of the Securities Act, assuming the accuracy of the representations and warranties herein contained of each Purchaser to the extent relevant for such determination.

III.14 No Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by Purchaser relating to this Agreement or the transactions contemplated hereby, except for dealings with Swartz Investments, LLC ("Swartz") the fees of which shall be paid in full by the Company. The Company will indemnify each Purchaser from and against any fees and expenses sought or other claims made by Swartz.

III.15 Acknowledgment of Dilution. The number of Conversion Shares issuable upon conversion of the Preferred Stock may increase substantially in certain circumstances, including the circumstance wherein the trading price of the Common Stock declines. The Company's executive officers and directors have studied and fully understand the nature of the securities being sold hereunder and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded in its good faith business judgment that such issuance is in the best interests of the Company. The Company acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Stock is binding upon it and enforceable regardless of the dilution that such issuance may have on the ownership interests of other stockholders.

III.16 Intellectual Property. Each of the Company and its subsidiaries owns or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "Intangibles") used or necessary for the conduct of its business as now being conducted and as described in the Company's Annual Report on Form 10-K for its most recently ended fiscal year. Neither the Company nor any subsidiary of the Company infringes on any right of any other person with respect to any Intangibles nor is there any claim of infringement made by a third party against or involving the Company or any of its subsidiaries, which infringement or claim, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.
III.17 Foreign Corrupt Practices. Neither the Company, nor any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee. Without limiting the generality of the foregoing, the Company and its subsidiaries have not directly or indirectly made or agreed to make (whether or not said payment is lawful) any payment to obtain, or with respect to, sales other than usual and regular compensation to its or their employees and sale representatives with respect to such sales.

III.18 Key Employees. Each Key Employee (as defined below) is currently serving the Company in the capacity disclosed in Schedule 3.18. No Key Employee, to the best of the knowledge of the Company and its subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each Key Employee does not subject the Company or any of its subsidiaries to any liability with respect to any of the foregoing matters. No Key Employee has, to the best of the knowledge of the Company and its subsidiaries, any intention to terminate his employment with, or services to, the Company or any of its subsidiaries. "Key Employee" means any director or executive officer of the Company, as defined in Regulation D of the Securities Act.

                                   ARTICLE IV
                                    COVENANTS

IV.1 Best Efforts. The parties shall use their best efforts timely to satisfy each of the conditions described in Articles VI and VII of this Agreement.

IV.2 Securities Laws. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Purchaser on or prior to the date of Closing. The Company shall, on or before the date of Closing, take such action as is necessary to sell the Securities to each Purchaser under applicable securities laws of the states of the United States, and shall provide evidence of any such action so taken to each Purchaser on or prior to the date of the Closing.

IV.3 Reporting Status. So long as any Purchaser beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination. IV.4 Use of Proceeds. The Company shall use the proceeds from the sale of the Preferred Stock as set forth (and only as set forth) on Schedule 4.4 hereto.

IV.5 Restriction on Below Market Issuance of Securities. (a) For a period of one hundred eighty (180) days following the date of Closing, the Company shall not issue or agree to issue, (except (i) to Purchasers pursuant to this Agreement,
(ii) pursuant to any employee stock purchase plan or employee stock option plan of the Company in effect on June 1, 1997, up to the aggregate amounts set forth on Schedule 4.5 hereto or (iii) pursuant to any existing security, option, warrant, scrip, call or commitment or right in each case as disclosed on
Schedule 3.3 hereof,) any equity securities of the Company (or any security convertible into or exercisable or exchangeable, directly or indirectly, for equity securities of the Company) if such securities are issued at a price (or in the case of securities convertible into or exercisable or exchangeable, directly or indirectly, for Common Stock such securities provide for a conversion, exercise or exchange price) which may be less than the current market price for Common Stock on the date of issuance (in the case of Common
Stock) or the date of conversion, exercise or exchange (in the case of securities convertible into or exercisable or exchangeable, directly or indirectly, for Common Stock (the "Discounted Securities")).

(b) After the expiration of the 180-day restricted period in paragraph (a) above, the Company may issue Discounted Securities, provided, however, that any such security shall be ineligible for conversion and ineligible for resale until the date which is one year after the Closing.

(c) Without the consent of the holders of a majority in interest of the Preferred Stock, the Company shall not until after the first anniversary of the date of Closing grant any additional so-called "registration rights".


IV.6 Right of First Offer. From and after the date which is 180 days after the Closing until the date which is 360 days after the Closing, the Company shall not issue or sell, or agree to issue or sell any equity or debt securities of the Company or any of its subsidiaries (or any security convertible into or exercisable or exchangeable, directly or indirectly, for equity or debt securities of the Company or any of its subsidiaries) ("Future Offerings") unless the Company shall have first delivered to each Purchaser at least fifteen
(15) business days prior to the closing of such Future Offering, written notice describing the proposed Future Offering, including the terms and conditions thereof, and providing each Purchaser and its affiliates an option during the ten (10) business day period following delivery of such notice to purchase up to the full amount of the securities being offered in the Future Offering on the same terms as contemplated by such Future Offering (the limitations referred to in this sentence are collectively referred to as the "Capital Raising
Limitations"). The Capital Raising Limitations shall not apply to any transaction involving issuances of securities in connection with a merger or consolidation or exercise of options by employees, consultants or directors. In addition, the Capital Raising Limitations also shall not apply to (a) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof or
(c) the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option or restricted stock plan for the benefit of the Company's employees, directors or consultants to the aggregate extent set forth on Schedule 4.6. This Section 4.6 shall not limit the Company's obligations under Section 4.5 above.

IV.7 Expenses. The Company shall pay to CC Investments, LDC ("CC"), or at its direction, at the Closing reimbursement for the out-of-pocket expenses reasonably incurred by it and its affiliates and advisors in connection with the negotiation, preparation, execution, and delivery of this Agreement and the other agreements to be executed in connection herewith, including, without limitation, CC's and its affiliates' and advisors' due diligence and attorneys' fees and expenses (the "Expenses"). In addition, from time to time thereafter, upon CC's written request, the Company shall pay to CC such additional Expenses, if any, not covered by such payment, in each case to the extent reasonably incurred by CC. The Company's total obligation under this Section 4.7 shall not exceed $40,000.

IV.8 Public Information. The Company agrees to send the following reports to each Purchaser until such Purchaser transfers, assigns or sells all of its
Securities: (a) within three (3) days after the filing with the SEC, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, any proxy statements and any Current Reports on Form 8-K; and (b) within one (1) day after release, copies of all press releases issued by the Company or any of its subsidiaries.

IV.9 Reservation of Shares. The Company shall at all times have authorized and reserved for the purpose of issuance upon conveyance of the Preferred Stock that number of shares of Common Stock as is required by Article V of Exhibit A.

IV.10 Listing. The Company shall use its best efforts to continue the listing and trading of its Common Stock on the New York Stock Exchange ("NYSE"); and shall comply in all respects with the Company's reporting, filing and other obligations under the by-laws or rules of the NYSE.

IV.11 Prospectus Delivery Requirement. Each Purchaser understands that the Securities Act may require delivery of a prospectus relating to the Common Stock in connection with any sale thereof pursuant to a registration statement under the Securities Act covering the resale by such Purchaser of the Common Stock being sold, and each Purchaser shall use its reasonable efforts to comply with the applicable prospectus delivery requirements of the Securities Act in connection with any such sale.

IV.12 Intentional Acts or Omissions. The Company shall not intentionally perform any act which if performed, or intentionally omit to perform any act which, if omitted to be performed, would prevent or excuse the performance of this Agreement or any of the transactions contemplated hereby.

IV.13 Certain Short Sales. The Company understands that some or all of the Purchasers are so-called "hedge" funds and the Company hereby expressly agrees that each Purchaser shall not (except to the extent stated in Section 5.4) in any way be prohibited or restricted from any purchases or sales of any securities of or related to the Company, including, without limitation, so-called "short" sales and (a) subject to the provisions of Section 5.4, using Conversion Shares received by it on conversion of its Preferred Stock to cover short sales of the Common Stock and (b) engaging in so-called "hedging" and "arbitrage" transactions.

                                    ARTICLE V
                   LEGEND REMOVAL, TRANSFER, AND CERTAIN SALES

V.1 Removal of Legend. The Legend shall be removed and the Company shall issue a certificate without such Legend to the holder of any Security upon which it is stamped, and a certificate for a security shall be originally issued without the Legend, if, unless otherwise required by state securities laws, (a) the sale of such Security is registered under the Securities Act, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions (the reasonable cost of which shall be shared equally by the Company and such holder), to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act or (c) such holder provides the Company with reasonable assurances that such Security can be sold pursuant to Rule 144. Each Purchaser agrees to sell all Securities, including those represented by a certificate(s) from which the Legend has been removed, or which were originally issued without the Legend, pursuant to an effective registration statement and to deliver a prospectus in connection with such sale or in compliance with an exemption from the registration requirements of the Securities Act. In the event the Legend is removed from any Security or any Security is issued without the Legend and thereafter the effectiveness of a registration statement covering the resale of such Security is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance notice to Purchaser holding such Security, the Company may require that the Legend be placed on any such Security that cannot then be sold pursuant to an effective registration statement or Rule 144 or with respect to which the opinion referred to in clause (b) next above has not been rendered, which Legend shall be removed when such Security may be sold pursuant to an effective registration statement or Rule 144 or such holder provides the opinion with respect thereto described in clause (b) next above.

V.2 Transfer Agent Instructions. The Company shall instruct its transfer agent to issue certificates, registered in the name of each holder or its nominee, for the Conversion Shares in such amounts as specified from time to time by such holder to the Company upon conversion of the Preferred Stock. Such certificates shall bear the Legend only to the extent permitted by Section 5.1 above. The Company warrants that no instruction other than such instructions referred to in this Article V, and stop transfer instructions to give effect to Section 2.6 hereof in the case of the Conversion Shares prior to registration of the Conversion Shares under the Securities Act, will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company. Nothing in this Section shall affect in any way each holder's obligations and agreement set forth in Section 5.1 hereof to resell the Securities pursuant to an effective registration statement and to deliver a prospectus in connection with such sale or in compliance with an exemption from the registration requirements of applicable securities laws. If (a) a holder provides the Company with an opinion of counsel, which opinion of counsel shall be in form, substance and scope customary for opinions of counsel in comparable transactions (the reasonable cost of which shall be shared equally by the Company and such holder), to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from registration or (b) a holder transfers Securities to an affiliate which is an accredited investor or pursuant to Rule 144, the Company shall permit the transfer, and, in the case of the Conversion Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denomination as specified by such holder. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a holder by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Article V will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Article V, that a holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

V.3      Legend Removal Fee.

(a) A Purchaser or any affiliate to whom the Securities are transferred pursuant to paragraph 5.2 who, within one year after the date of Closing acquires Common Stock which is issued without a Legend in accordance with this Article V in a conversion based solely on the Variable Conversion Price (as provided in Exhibit
A), shall pay to the Company, promptly upon its acquisition of such Common Stock, in consideration of the removal of the Legend from such Common Stock or the issuance without Legend of such Common Stock, a fee equal to "X" times said Variable Conversion Price in respect of the Common Stock so issued, as follows:

Days after Closing                             "X"
------------------                          ------
91-180                                      0.2500
181-365                                     0.0625

(b)      In the event (each such event being a "Discount Event"):

(i) the Common Stock (including any of the shares of Common Stock issuable upon conversion of the Preferred Stock) is suspended from trading on, or is not listed (and authorized) for trading on, the New York Stock Exchange for an aggregate of five (5) trading days in any nine (9) month period, or

(ii) the Company fails to maintain an effective registration statement as required by Section 2.1 and Section 3.1 of the Registration Rights Agreement and such failure exists for a period of ninety (90) days in any twelve (12) month period;

then, after the occurrence of any such Discount Event, upon the acquisition by a holder of Common Stock pursuant to a conversion based on the Variable Conversion Price (as provided in Exhibit A), the Company shall pay to such holders an amount in cash equal to .0625 times the aggregate Variable Conversion Price of the number of shares of Common Stock which such holders convert.

V.4 Certain Short Sales. Each Purchaser agrees that it will not use Conversion Shares received by it on conversion of its Preferred Stock to cover short sales of the Common Stock made by such Purchaser within fifteen (15) business days of such conversion. If however, such Conversion Shares are not delivered to the Purchaser within five (5) business days after the Purchaser's faxed conversion notice, the preceding sentence shall not apply to such Conversion Shares.


                                   ARTICLE VI
                 CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL

VI.1 Conditions to the Company's Obligation to Sell. The obligation of the Company hereunder to issue and sell the Convertible Securities to a Purchaser at the Closing is subject to the satisfaction, as of the closing date and with respect to such Purchaser, of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

(i) Such Purchaser shall have executed the signature page to this Agreement and the Registration Rights Agreement and delivered the same to the Company.

(ii) Such Purchaser shall have delivered the applicable Purchase Price for the Convertible Securities purchased at the Closing.

(iii) The representations and warranties of such Purchaser shall be true and correct as of the date when made and as of the Closing as though made at that time (except for representations and warranties that speak as of a specific date), and such Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the applicable Purchaser at or prior to the Closing.

(iv) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which restricts or prohibits the consummation of any of the transactions contemplated by this Agreement.

                                   ARTICLE VII
              CONDITIONS TO EACH PURCHASER'S OBLIGATION TO PURCHASE

VII.1 The obligation of each Purchaser hereunder to purchase the Convertible Securities to be purchased by it on the Closing date is subject to the satisfaction of each of the following conditions, provided that these conditions are for each Purchaser's sole benefit and may be waived by such Purchaser at any time in such Purchaser's sole discretion:

(i) The Company shall have executed the signature page to this Agreement and the Registration Rights Agreement and delivered the same to Purchaser.

(ii) The Company shall have delivered duly executed certificates for the Preferred Stock (in such denominations as Purchaser shall request) being so purchased by Purchaser at the Closing.

(iii) The Common Stock shall be listed on the NYSE and trading in the Common Stock shall not have been suspended by the NYSE or the SEC or other regulatory authority.

(iv) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing as though made at that time (except that representations and warranties that speak as of a specific date shall be remade as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing. Purchaser shall have received a certificate, executed by the chief financial officer of the Company, dated as of the Closing to the foregoing effect and as to such other matters as may be reasonably requested by Purchaser.

(v) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(vi) Purchaser shall have received the officer's certificate described in
Section 3.3, dated as of the Closing.

(vii) Purchaser shall have received opinions of the Company's counsel, dated as of the Closing, in form, scope and substance reasonably satisfactory to Purchaser.

(viii) The Company shall have delivered evidence reasonably satisfactory to Purchaser that the Company's transfer agent has agreed to act in accordance with irrevocable instructions in the form attached hereto as Exhibit C. (ix) The Company shall have entered into agreements with each of its persons listed on
Schedule 7.1(ix) hereto restricting dispositions of Common Stock beneficially owned by such persons and in the form attached hereto as Exhibit D.

(x) The Certificate of Designation shall have been accepted for filing with the Secretary of State of the State of Delaware and a copy thereof certified by the Secretary of State of Delaware shall have been delivered to Purchaser.

(xi) The aggregate number of shares of Preferred Stock purchased by the Purchasers shall be not less than 3,600 nor more than 4,000; provided, however that the Company will afford each Purchaser a reasonable opportunity to purchase any shares of Preferred Stock which are not purchased by the other Purchasers.

                                  ARTICLE VIII
                          GOVERNING LAW; MISCELLANEOUS

VIII.1 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. The parties hereto irrevocably consent to the jurisdiction of the United States federal courts and state courts located in the County of New Castle in the State of Delaware in any suit or proceeding based on or arising under this Agreement or the transactions contemplated hereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company further agrees that service of process upon the Company mailed by certified mail return receipt requested shall be deemed in every respect effective service of process upon the Company in any suit or proceeding arising hereunder. Nothing herein shall affect Purchaser's right to serve process in any other manner permitted by law. The parties hereto agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

VIII.2 Counterparts. This Agreement may be executed in two or more counterparts, including, without limitation, by facsimile transmission, all of which counterparts shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four additional original executed signature pages to be delivered to the other party within three days of the execution and delivery hereof.

VIII.3 Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

VIII.4 Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

VIII.5 Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the maters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and each Purchaser.

VIII.6 Notice. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or by facsimile-machine confirmed telecopy, and shall be deemed delivered at the time and date of receipt (which shall include telephone line facsimile transmission). The addresses for such communications shall be:

If to the Company:

Intellicall, Inc.
2155 Chenault
Suite 410
Carrollton, Texas  75006
Telecopy: (972) 416-9454
Attention: William O. Hunt

with a copy to:

Kane, Russell, Coleman & Logan, P.C.
3700 Thanksgiving Tower
1601 Elm Street
Dallas, Texas 75205-7207
Telecopy: (214) 777-4200
Attention: Patrick Stark

If to CC:

CC Investments, LDC
Corporate Centre, West Bay Road
P.O. Box 31106 SMB
Grand Cayman, Cayman Islands

with a copy to:

Castle Creek Partners, LLC
333 West Wacker Drive
Suite 1410
Chicago, IL  60606
Telecopy:  (312) 435-2636
Attention:  John D. Ziegelman

and with a copy to:

Altheimer & Gray
10 South Wacker Drive
Suite 4000
Chicago, IL  60606
Telecopy:  (312) 715-4800
Attention: Kenneth M. Crane


If to any other Purchaser, to such address set forth under Purchaser's name on the signature page hereto executed by such Purchaser.

VIII.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Purchaser shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, each Purchaser may assign its rights and obligations hereunder to any of its "affiliates," as that term is defined under the Exchange Act, without the consent of the Company so long as such affiliate is an accredited investor. This provision shall not limit each Purchaser's right to transfer the Securities pursuant to the terms of this Agreement or to assign such Purchaser's rights hereunder to any such transferee.

VIII.8 Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

VIII.9 Survival. The representations and warranties of the Company and the agreements and covenants set forth in Articles III, IV, V and VIII shall survive the closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of Purchaser. The Company agrees to indemnify and hold harmless each Purchaser and each of each Purchaser's officers, directors, employees, partners, agents and affiliates for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations or covenants set forth herein, including advancement of expenses as they are incurred. The representations and warranties of the Purchasers pursuant to
Article II of this Agreement shall survive the closing hereunder and the Purchasers shall indemnify and hold harmless the Company for any loss or damage arising as a result of the breach of such representations and warranties which would require registration of the securities purchased pursuant to this Agreement.

VIII.10 Public Filings; Publicity. Immediately following execution of this Agreement, the Company shall issue a press release with respect to the transactions contemplated hereby and shall, within five (5) business days after Closing, file a Form 8-K with the Securities and Exchange Commission attaching all transaction documents as Exhibits thereto. The Company and each Purchaser shall have the right to approve before issuance any press releases, SEC or NYSE filings, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Purchaser, to make any press release or SEC, NASDAQ, NASD or exchange filings with respect to such transactions as is required by applicable law and regulations (although each Purchaser shall be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof).

VIII.11 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

VIII.12 Remedies. No provision of this Agreement providing for any remedy to a Purchaser shall limit any remedy which would otherwise be available to such Purchaser at law or in equity. Nothing in this Agreement shall limit any rights a Purchaser may have with any applicable federal or state securities laws with respect to the investment contemplated hereby.

VIII.13 Termination. In the event that the Closing shall not have occurred on or before August 1, 1997, unless the parties agree otherwise, this Agreement shall terminate at the close of business on such date.

                                      * * *

IN WITNESS WHEREOF, the undersigned Purchasers and the Company have caused this Agreement to be duly executed as of the date first above written.


PURCHASER:
PROPRIETARY CONVERTIBLE
INVESTMENT GROUP, INC.


By:
   Its:


AGGREGATE NUMBER OF PREFERRED SHARES: 1,250



COMPANY:
INTELLICALL, INC.



John M. Carradine,
Vice President of Finance

IN WITNESS WHEREOF, the undersigned Purchasers and the Company have caused this Agreement to be duly executed as of the date first above written.


PURCHASER:
CC INVESTMENTS, LDC


By:
   Its:


AGGREGATE NUMBER OF PREFERRED SHARES: 1,600



COMPANY:
INTELLICALL, INC.



John M. Carradine,
Vice President of Finance

IN WITNESS WHEREOF, the undersigned Purchasers and the Company have caused this Agreement to be duly executed as of the date first above written.

PURCHASER:
THE MATTHEW FUND, N.V.


By:
   Its:


AGGREGATE NUMBER OF PREFERRED SHARES: 150


COMPANY:
INTELLICALL, INC.



John M. Carradine,
Vice President of Finance

         IN WITNESS WHEREOF, the undersigned Purchasers and the Company have caused this Agreement to be duly executed as of the date first above written.


PURCHASER:
CANADIAN IMPERIAL HOLDINGS, INC.


By:
   Its:


AGGREGATE NUMBER OF PREFERRED SHARES: 1,000



COMPANY:
INTELLICALL, INC.



John M. Carradine,
Vice President of Finance

Schedule 3.2 - Corporate Consents Required

None.

Schedule 3.3 - Current Capitalization Table

A.   Outstanding
     -----------

     Common Stock, $.01 par value; 20,000,000 shares authorized; 9,319,339 shares outstanding.

B.   Warrants and Convertibles
     -------------------------

                                          Common Stock
                                          Issuable Upon                      Date of
Security Holder              Security      Conversion       Strike Price    Issuance  Maturity
---------------              --------      ----------       ------------    --------  --------

Banca Del Gottardo       8% Convertible      765,482         $4.20        29-DEC-95   31-DEC-00    Note A
Banca Del Gottardo       8% Convertible    1,000,000         $5.00        22-NOV-96   22-NOV-01    Note A
Banca Del Gottardo           Warrant         500,000         $4.20        29-DEC-95   31-DEC-00  * Note A
Banca Del Gottardo           Warrant         350,000         $5.00        22-NOV-96   22-NOV-01  * Note A
Broker Commission            Warrant         200,000         $4.20        29-DEC-95   31-DEC-00    Note A
Broker Commission            Warrant         150,000         $5.00        22-NOV-96   22-NOV-01    Note A
T.J. Berthel Investments 10% Convertible     160,000         $6.25        15-FEB-94   31-MAR-99

* Expiration Date

Note A - May be subject to increase in number of shares issuable and reduction in purchase price payable based on the defining instrument.


C.   Option Plans
     ------------

     Incentive Stock Option Plan; 1,525,000 shares reserved for issuance. Non-Qualified Stock Option Plan; 600,000 shares reserved for issuance. Director's Stock Option Plan; 350,000 shares reserved for issuance. Employee Stock Purchase Plan; 300,000 shares reserved for issuance.

D.   Series A Preferred Stock
     ------------------------

     2,500,000 shares of Common Stock reserved for issuance.

E.   Registration Rights Obligations
     -------------------------------

     1.) Registration Rights Agreement dated February 14, 1994 with T. J.
          Berthel Investments, L.P.
     2.) Conversion Agency Agreement dated December 29, 1995 with Banca del
          Gottardo.
     3.) Conversion Agency Agreement dated November 22, 1996 with Banca del
          Gottardo.
     4.) SF-W-1 Warrant to purchase 200,000 shares.
     5.) SF-W-2 Warrant to purchase 150,000 shares.

Schedule 3.5 - Defaults Under Contracts and Organizational Documents

1.) Execution and performance of the Agreement and the terms of the Series A Preferred Stock will require the consent of Finova Capital Corporation.

2.) The Company anticipates issuing the Series A Preferred Stock pursuant to the provisions of Regulation D under the Securities Act of 1933 and in connection therewith will file a Form D. The Company may be required to make a filing in certain states depending on the residency of the Purchasers.

Schedule 3.6 - Compliance with SEC Reporting

The Company has filed all reports, schedules, statements and other documents as required by the SEC pursuant to the reporting requirements of the SEC since December 31, 1993 in a timely manner.


Schedule 3.6(a)

None.


Schedule 3.6(b)

None.

Schedule 3.7 - Material Changes Since December 31, 1996

None. However, see Securities and Exchange Commission Form 10-Q for period ended March 31, 1997 relating to losses by the Company during such period. Additionally, the Company anticipates that there will be similar losses reported for period ended June 30, 1997.

Schedule 3.8 - Litigation

In April, 1997, U.S. Long Distances, Inc. ("USDLI") filed a Second Amended Complaint against the Company and other defendants including ILD Communications, Inc. The case is pending in the United States District Court for the Western District in San Antonio, Texas. The Second Amended Complaint seeks actual damages of $4.0 million, exemplary damages, attorney's fees and interest for the Company's alleged tortious interference of USLDI's existing and prospective contractual relationships with PhoneTel Technologies, Inc. ("PhoneTel"). The Second Amended Complaint alleges the Company and its then subsidiary, Intellicall Operator Services, Inc., interfered with USLDI's existing contractual relationship with PhoneTel, another defendant, when PhoneTel executed an operator services agreement with the Company and its subsidiary. The Company intends to vigorously contest the allegations contained in the Second Amended Complaint.

Schedule 3.9 - Disclosures

None.

Schedule 3.18 - Key Employees

Directors

         William O. Hunt
         B. Michael Adler
         Thomas J. Berthel
         Lewis E. Brazelton III
         Richard B. Curran
         Richard E. Hanlon

Officers

         William O. Hunt - Chairman of the Board of Directors, Chief Executive
          Officer and President
         Michael H. Barnes - Senior Vice President & Chief Financial Officer John J. McDonald - Senior Vice President - Sales and Marketing
         John M. Carradine - Vice President of Finance & Controller
         Thomas R. Kessler - Vice President of Operations

Schedule 3.19 - Registration Rights Agreement

1.) Registration Rights Agreement dated Feburuary 14, 1994 with T.J. Berthel Investments, L.P.
2.) Conversion Agency Agreement dated December 29, 1995 with Banca del Gottardo 3.) Conversion Agency Agreement dated November 22, 1996 with Banca del Gottardo 4.) SF-W-1 Warrant to purchase 200,000 shares
5.)  SF-W-2 Warrant to purchase 150,000 shares.

Schedule 4.4 - Use of Proceeds

The Company intends to use the net proceeds from the sale of the Preferred Stock to pay down its advances with Finova Capital Corporation.

Schedule 4.5 - Stock Issuance Allowed

See Schedule 3.3

Schedule 4.6 - Stock Issuance Allowed

See Schedule 3.3

Schedule 7.1 (ix) - Stand Still Agreements

William O. Hunt
John J. McDonald, Jr.
John M. Carradine

                                     EXHIBIT A TO SECURITIES PURCHASE AGREEMENT


                           CERTIFICATE OF DESIGNATION
                                       OF
                      SERIES A CONVERTIBLE PREFERRED STOCK
                                       OF
                                INTELLICALL, INC.


               (Pursuant to Section 151 of the General Corporation
                          Law of the State of Delaware)


Intellicall, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that, pursuant to the authority contained in its Certificate of Incorporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors has adopted the following resolution creating a series of its Preferred Stock designated as Series A Convertible Preferred Stock:

"BE IT RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by the Certificate of Incorporation, the Board of Directors does hereby provide for the issue of a series of Preferred Stock, $1,000 face amount per share, in connection with that certain Securities Purchase Agreement dated July 21, 1997 by and among the Corporation and certain investors, there shall be a series of shares of the Preferred Stock of the Corporation designated "Series A Convertible Preferred Stock"; that the number of shares of such series shall be 4,000 and that the rights and preferences of such series shall be as follows:


                            I. DESIGNATION AND AMOUNT

The designation of this series, which consists of 4,000 shares of Preferred Stock, is the Series A Convertible Preferred Stock (the "Series A Preferred Stock") and the face amount shall be One Thousand U.S. Dollars ($1,000.00) per share (the "Face Amount").

                                  II. DIVIDENDS

The Series A Preferred Stock, as such stock, will bear no dividends, but the holders of the Series A Preferred Stock shall be entitled to participate in the dividends and distributions made on the Common Stock, as hereinafter provided.

                            III. CERTAIN DEFINITIONS

For purposes of this Certificate of Designation, the following terms shall have the following meanings:

A. "Conversion Date" means, for any Optional Conversion, the date specified in the notice of conversion (the "Notice of Conversion") as long as the copy of the Notice of Conversion is faxed (or delivered by other means resulting in notice) to the Corporation before 11:59 p.m. Eastern Time, on the Conversion Date indicated in the Notice of Conversion. If the Notice of Conversion is not so faxed or otherwise delivered before such time, then the Conversion Date shall be the date the holder faxes or otherwise delivers the Notice of Conversion to the Corporation. The Conversion Date for the Required Conversion at Maturity shall be the Maturity Date (as such terms are defined in Paragraph D of Article IV).

B. "Conversion Price" means, with respect to any Conversion Date, the lower of the Fixed Conversion Price and the Variable Conversion Price, each as in effect as of such date and subject to adjustment as provided herein.

C. "Fixed Conversion Price" means 120% of the volume-weighted average trade price, as reported by Bloomberg Financial Markets ("Bloomberg"), of the Common Stock for the fifteen (15) consecutive trading days ending on the trading day immediately preceding the Closing Date (subject to equitable adjustment for any stock splits, stock dividends, reclassifications or similar events during such fifteen (15) trading day period), and shall be subject to adjustment as provided herein.

D. "N" means the number of days from, but excluding, the Closing Date (the "Closing Date") of the Closing under that certain Securities Purchase Agreement (the "Securities Purchase Agreement") dated July 21, 1997 by and among the Corporation and the Purchasers of the Corporation's Series A Preferred Stock through and including the Conversion Date for such share of Series A Preferred Stock.

E.       "Premium" means 1000 x (N/365) x (.07).

F. "Redemption Conversion Amount" with respect to a share of Series A Preferred Stock means an amount equal to:

                              1000 + Premium
                              --------------
                      (            CP             )    X      WAP
where:

"CP" means the Conversion Price in effect on the date of the Redemption Notice; and

"WAP" means the volume weighted average trade price, as reported by Bloomberg, of a share of Common Stock for the preceding fifteen (15) trading days, or if such volume weighted average trade price is no longer reported by Bloomberg, an equivalent price report per share of Common Stock by a recognized reporting service reasonably acceptable to the holders of a majority of the outstanding shares of Series A Preferred Stock, or if such equivalent price report is not available, the fair market value per share of Common Stock determined by an investment banking firm of national reputation selected by the Corporation which is reasonably acceptable to the holders of a majority of the outstanding shares of Series A Preferred Stock.

G. "Variable Conversion Price" means 80% of the volume-weighted average trade price, as reported by Bloomberg, of the Common Stock for the fifteen (15) consecutive trading days ending on the trading day immediately preceding the Conversion Date (subject to equitable adjustment for any stock splits, stock dividends, reclassifications or similar events during such fifteen (15) trading day period), and shall be subject to adjustment as provided herein.

                                 IV. CONVERSION

A. Conversion at the Option of the Holder. Subject to the limitations on conversions contained in Paragraph C of this Article IV, each holder of shares of Series A Preferred Stock may, at any time and from time to time, beginning on the ninetieth (90th)day after the Closing Date, convert (an "Optional Conversion") each of its shares of Series A Preferred Stock into a number of fully paid and nonassessable shares of Common Stock determined in accordance with the following formula:


(Premium + 1000)
----------------
Conversion Price

provided however, that if the Conversion Date is less than 180 days after the Closing Date, then the following formula shall be used in lieu of the preceding formula:

1000
----
Conversion Price

B. Mechanics of Conversion. In order to effect an Optional Conversion, a holder shall: (x) fax a copy of the fully executed Notice of Conversion to the Corporation and (y) surrender or cause to be surrendered (subject to Article XIV.B) the original certificates representing the Series A Preferred Stock being converted (the "Preferred Stock Certificates") accompanied by duly executed stock powers (with signature guaranteed in customary form if the holder effecting conversion is other than the original Purchaser of the shares of Series A Preferred Stock being converted) and a copy of the Notice of Conversion. Upon receipt by the Corporation of the fax copy of a Notice of Conversion from a holder, the Corporation shall immediately send, via fax,a confirmation to such holder stating that the Notice of Conversion has been received, the date upon which the Corporation expects to deliver the Common Stock issuable upon such conversion and the name and telephone number of a contact person at the Corporation regarding the conversion. The Corporation shall not be obligated to issue shares of Common Stock upon a conversion unless either the Preferred Stock Certificates are delivered to the Corporation as provided above, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed (and the requirements of Article XIV.B are complied with).

(i) Delivery of Common Stock Upon Conversion. Upon the surrender of Preferred Stock Certificates and executed stock powers from a holder of Series A Preferred Stock accompanied by a Notice of Conversion, the Corporation shall, no later than the later of (a) the third business day following the Conversion Date (provided the holder shall have complied with clause (y) above within one business day of delivery such fax Notice of Conversion ) and (b) two business days following the date of such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of indemnity pursuant to Article XIV.B) (the "Delivery Period"), issue to the holder and deliver to the holder (or at its direction) (x) that number of shares of Common Stock issuable upon conversion of such shares of Series A Preferred Stock being converted and (y) a certificate representing the number of shares of Series A Preferred Stock not being converted, if any.

(ii) Taxes. The Corporation shall pay any and all taxes (other than transfer taxes) which may be imposed with respect to the issuance and delivery of the shares of Common Stock upon the conversion of the Series A Preferred Stock.

(iii) No Fractional Shares. If any conversion of Series A Preferred Stock would result in the issuance of a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon such conversion shall be the nearest whole number of shares.

(iv) Conversion Disputes. In the case of any dispute with respect to a conversion, the Corporation shall promptly issue such number of shares of Common Stock as are not disputed in accordance with subparagraph (i) above. If such dispute involves the calculation of the Conversion Price, the Corporation shall submit the disputed calculations to its outside accountant via facsimile within two (2) business days of receipt of the Notice of Conversion. The accountant shall issue a report regarding the calculations and notify the Corporation and the holder of the results no later than two (2) business days from the date it receives the disputed calculations. The accountant's calculation shall be deemed conclusive, absent manifest error. The Corporation shall then issue the appropriate number of shares of Common Stock in accordance with subparagraph (i) above, it being understood and agreed that the Company shall not be in default because of its failure to issue shares of Common Stock which are subject to a dispute before the resolution of such dispute.

C. Limitations on Conversions. The conversion of shares of Series A Preferred Stock shall be subject to the following limitations (each of which limitations shall be applied independently):

(i) Cap Amount. Unless otherwise permitted by the New York Stock Exchange ("NYSE") in no event shall the total number of shares of Common Stock issued upon conversion of the Series A Preferred Stock exceed the maximum number of shares of Common Stock that the Corporation can without shareholder approval so issue pursuant to NYSE Listed Company Manual Section 312.03(c) (or any successor rule) ("Rule 312.03(c)") (the "Cap Amount") which, as of the date of issuance of the Series A Preferred Stock, shall be 1,860,500 shares. The Cap Amount shall be allocated pro-rata to the holders of Series A Preferred Stock as provided in
Article XIV.D. In the event the Corporation is prohibited from issuing shares of Common Stock as a result of the operation of this subparagraph (i), the Corporation shall comply with Article VII.

(ii) No Five Percent Holders. Notwithstanding anything to the contrary contained herein, the Series A Preferred Stock shall not be convertible by a holder or at the Maturity Date to the extent (but only to the extent) that, if converted by such holder or at the Maturity Date, the holder would beneficially own in excess of 4.9% of the shares of Common Stock. To the extent this limitation applies, the determination of whether Series A Preferred Stock shall be convertible (vis-a-vis other securities owned by such holder) and of which Series A Preferred Stock shall be converted shall be in the sole discretion of the holder and submission of the Series A Preferred Stock for conversion shall be deemed to be the holder's determination of whether such Series A Preferred Stock is convertible, subject to such aggregate percentage limitation. No prior inability to convert Series A Preferred Stock pursuant to this subparagraph shall have any effect on the applicability of its provisions with respect to any subsequent determination of convertibility. For the purposes of this subparagraph, beneficial ownership and all calculations, including without limitation, with respect to calculations of percentage ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D and G thereunder. The provisions of this subparagraph may be waived and/or implemented in a manner otherwise than in strict conformity with the terms hereof with the approval of the Board of Directors of the Corporation and the holders of a majority in interest of the then outstanding Series A Preferred Stock: (i) with respect to any matter to cure any ambiguity herein, to correct this subparagraph (or any portion thereof) which may be defective or inconsistent with the intended 4.9% beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such 4.9% limitation; and (ii) with respect to any other matter, with the further consent of the holders of a majority of the then outstanding shares of Common Stock. The limitations contained in this subparagraph shall apply to a successor holder of Series A Preferred Stock if, and to the extent, elected by such successor holder concurrently with its acquisition of such Series A Preferred Stock, such election to be promptly confirmed in writing to the Corporation (provided no transfer or series of transfers to a successor holder or holders shall be used by a holder to evade the limitations contained herein).

D. Required Conversion at Maturity. Subject to the limitations set forth in Paragraph C(i) and C(ii) of this Article IV and provided all shares of Common Stock issuable upon conversion of all outstanding shares of Series A Preferred Stock are then (i) authorized and reserved for issuance, (ii) registered under the Securities Act of 1933, as amended (the "Securities Act") for resale by the holders of such shares of Series A Preferred Stock and (iii) eligible to be traded on either the Nasdaq, the New York Stock Exchange or the American Stock Exchange, each share of Series A Preferred Stock issued and outstanding on the second anniversary of the Closing Date (the "Maturity Date") (and any accrued and unpaid Conversion Default Payments), automatically shall be converted into shares of Common Stock on such date in accordance with the conversion formulas set forth in Paragraph A of this Article IV (the "Required Conversion at Maturity"). If a Required Conversion at Maturity occurs, the Corporation and the holders of Series A Preferred Stock shall follow the applicable conversion procedures set forth in Paragraphs B and C of this Article IV; provided, however, that the holders of Series A Preferred Stock are not required to deliver a Notice of Conversion.

E. Limited Right to Deliver Cash in Lieu of Stock Upon Conversion. So long as no Redemption Event shall have occurred and provided the Corporation is not in violation of any of its obligations under the Securities Purchase Agreement or the Registration Rights Agreement and provided that the Variable Conversion Price is less than $4.00, the Corporation may deliver a notice to each holder of the Series A Preferred Stock (a "Cash Conversion Payment Notice") stating that it elects to pay all or a portion of the consideration to be delivered to a holder of Series A Preferred Stock that elects to convert such shares in cash in lieu of shares of Common Stock in accordance with the provisions of this Paragraph E and stating the maximum amount per share of Series A Preferred Stock (the "Maximum Per Share Cash Payment") and the maximum aggregate amount ("Aggregate Maximum") that the Corporation will pay as a result of satisfying such conversions in cash. During the seven day period commencing on the date of the delivery of a Cash Conversion Payment Notice (the "Required Cash Conversion Period") to a holder, the Corporation shall have the right and obligation to satisfy any Notice of Conversion by payment of the Cash Redemption Amount for each share of Series A Preferred Stock being redeemed in cash within twenty-four
(24) hours after the delivery of any Notice of Conversion rather than by delivery of Common Stock; provided, however, that the right and obligation to pay cash in lieu of Common Stock shall only be effective in the event that the cash payment per share of Series A Preferred Stock does not exceed the Maximum Per Share Cash Payment and shall only be effective to the extent the total cash payment required as a result of a Cash Conversion Payment Notice does not exceed the Aggregate Maximum, with the Corporation's obligation to deliver shares of Common Stock in response to a Notice of Conversion being unaffected to the extent of any limitation on the Corporation's right and obligation to pay cash set forth in this proviso. To the extent the Aggregate Maximum is exceeded, holders of Series A Preferred Stock will receive cash in lieu of shares of Common

Stock in the order of the date of delivery of their Notices of Conversion, with any holders delivering Notices of Conversion on the same day receiving cash pro rata in accordance with the number of shares of Series A Preferred Stock converted by them on such date. The "Cash Redemption Amount" with respect to a share of Series A Preferred Stock shall be a cash amount equal to the number of shares of Common Stock that would otherwise be received upon the exercise of the Optional Conversion with respect to such share of Series A Preferred Stock multiplied by the closing bid price of the Corporation's Common Stock on the trading day immediately preceding the date that would otherwise be the Conversion Date.

                    V. RESERVATION OF SHARES OF COMMON STOCK

A. Reserved Amount. Upon the initial issuance of the shares of Series A Preferred Stock, Two Million Five Hundred Thousand (2,500,000) of the authorized but unissued shares of Common Stock shall be reserved for issuance upon conversion of the Series A Preferred Stock and thereafter the number of authorized but unissued shares of Common Stock so reserved (the "Reserved Amount") shall not be decreased until the Series A Preferred Stock has been fully converted and shall at all times be sufficient to provide for the conversion of the Series A Preferred Stock outstanding at the then current Conversion Price. The Reserved Amount shall be allocated to the holders of Series A Preferred Stock as provided in Article XIV.D.

B. Increases to Reserved Amount. If the Reserved Amount for any five (5) consecutive trading days (the last of such five (5) trading days being the "Authorization Trigger Date") shall be less than 150% of the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock on such trading days, the Corporation shall immediately notify the holders of Series A Preferred Stock of such occurrence and shall immediately take all necessary action (including, if necessary, shareholder approval to authorize the issuance of additional shares of Common Stock) to increase the Reserved Amount to 200% of the number of shares of Common Stock then issuable upon conversion of the outstanding Series A Preferred Stock. In the event the Corporation fails to so increase the Reserved Amount within: (i) thirty (30) days after an Authorization Trigger Date if shareholder approval is not required by applicable law for such increase; or (ii) one hundred twenty (120) days after an Authorization Trigger Date if shareholder approval is required by applicable law (provided, however, that the Corporation must file preliminary proxy materials with the Securities and Exchange Commission ("SEC") within thirty (30) days of an Authorization Trigger Date), each holder of Series A Preferred Stock shall thereafter have the option, exercisable in whole or in part (but only to the extent that it would not cause the Corporation to be in "Monetary Default" (as herein defined)) at any time and from time to time by delivery of a Redemption Notice (as defined in Article VIII. C) to the Corporation, to require the Corporation, to purchase for cash, at an amount per share equal to the Redemption Conversion Amount, up to a portion of the holder's Series A Preferred Stock such that, after giving effect to such purchase, the holder's allocated portion of the Reserved Amount exceeds 200% of the total number of Common Stock issuable to such holder upon conversion of its Series A Preferred Stock. If the Corporation fails to redeem any of such shares within five (5) business days after its receipt of a Redemption Notice, then such holder shall be entitled to the remedies provided in Article VIII. C. For purposes hereof, "Monetary Default" shall mean the existence of an event specified on Schedule 1 attached hereto.

                       VI. FAILURE TO SATISFY CONVERSIONS

A. Conversion Default Payments. If, at any time, (x) a holder of shares of Series A Preferred Stock submits a Notice of Conversion and the original certificates representing the Series A Preferred Stock and the stock powers required by paragraph IV(B) and the Corporation fails for any reason (other than because such issuance would exceed such holder's allocated portion of the Reserved Amount or Cap Amount, for which failures the holders shall have the remedies set forth in Articles V and VII) to deliver, on or prior to the second business day following the expiration of the Delivery Period for such conversion (said period of time being the "Extended Delivery Period"), such number of freely tradeable shares of Common Stock to which such holder is entitled upon such conversion, or (y) the Corporation provides notice (including by way of public announcement) to any holder of Series A Preferred Stock at any time of its intention not to issue freely tradeable shares of Common Stock upon exercise by any holder of' its conversion rights in accordance with the terms of this Certificate of Designation (other than because such issuance would exceed such holder's allocated portion of the Reserved Amount or Cap Amount) (each of (x) and (y) being a "Conversion Default"), then the Corporation shall pay to the affected holder, in the case of a Conversion Default described in clause (x) above, and to all holders, in the case of a Conversion Default described in clause (y) above, payments for the first ten (10) business days following the expiration of the Extended Delivery Period, in the case of a Conversion Default described in clause (x), and for the first ten (10) business days of a Conversion Default described in clause (y), an amount equal to $1000 per day for the first ten days. In the event any Conversion Default continues beyond such ten (10) business day period, the Corporation shall pay to the holder an additional amount per day equal to 1% of the Face Amount of the Series A Preferred Stock with respect to which the Conversion Default exists.

The payments to which a holder shall be entitled pursuant to this Paragraph A are referred to herein as "Conversion Default Payments." A holder may elect to receive accrued Conversion Default Payments in cash or to convert all or any portion of such accrued Conversion Default Payments, at any time, into Common Stock at the lowest Conversion Price in effect during the period beginning on the date of the Conversion Default through the Conversion Date for such conversion. In the event a holder elects to receive any Conversion Default Payments in cash, it shall so notify the Corporation in writing. Such payment shall be made in accordance with and be subject to the provisions of Article XIV.F. In the event a holder elects to convert all or any portion of the Conversion Default Payments, the holder shall indicate on a Notice of Conversion such portion of the Conversion Default Payments which such holder elects to so convert and such conversion shall otherwise be effected in accordance with the provisions of
Article IV.

B. Adjustment to Conversion Price. If a holder has not received certificates for all shares of Common Stock prior to the tenth (10th) business day after the expiration of the Extended Delivery Period with respect to a conversion of Series A Preferred Stock for any reason (other than because such issuance would exceed such holder's allocated portion of the Reserved Amount or Cap Amount, for which failures the holders shall have the remedies set forth in Articles V and
VII), then the Fixed Conversion Price in respect of any shares of Series A Preferred Stock held by such holder shall thereafter be the lesser of (i) the Fixed Conversion Price on the Conversion Date specified in the Notice of Conversion which resulted in the Conversion Default and (ii) the lowest Conversion Price in effect during the period beginning on, and including, such Conversion Date through and including the day such Conversion Default is cured. If there shall occur a Conversion Default of the type described in clause (y) of
Article VI.A., then the Fixed Conversion Price with respect to any conversion thereafter shall be the lowest Conversion Price in effect at any time during the period beginning on, and including, the date of the occurrence of such Conversion Default through and including the day such Conversion Default is cured. The Fixed Conversion Price shall thereafter be subject to further adjustment for any events described in Article XI.

C. Buy-In Cure. Unless the Corporation has notified the applicable holder in writing that the Corporation is unable to honor conversions prior to the delivery of a Notice of Conversion, if (i) the Corporation fails for any reason to deliver during the Delivery Period shares of Common Stock to a holder upon a conversion of shares of Series A Preferred Stock and (ii) after the applicable Delivery Period with respect to such conversion, such holder purchases (in an open market transaction or otherwise) shares of Common Stock to make delivery in satisfaction of a sale by such holder of the shares of Common Stock (the "Sold Shares") which such holder anticipated receiving upon such conversion (a "Buy-In"), the Corporation shall pay such holder (in addition to any other remedies available to the holder) the amount by which (x) such holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the net proceeds received by such holder from the sale of the Sold Shares. For example, if a holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for $10,000, the Corporation will be required to pay the holder $1,000. A holder shall provide the Corporation written notification indicating any amounts payable to such holder pursuant to this Paragraph C. The Corporation shall make any payments required pursuant to this Paragraph C in accordance with and subject to the provisions of Article XIV.F.

D. Redemption Right. If the Corporation fails, and such failure continues uncured for five (5) business days after the Corporation has been notified thereof in writing by the holder, for any reason (other than because such issuance would exceed such holders allocated portion of the Reserved Amount or Cap Amount, for which failures the holders shall have the remedies set forth in Articles V and VII) to issue shares of Common Stock within ten (10) business days after the expiration of the Extended Delivery Period with respect to any conversion of Series A Preferred Stock, then the holder may elect at any time and from time to time prior to the cure of such failure, by delivery of a Redemption Notice (as defined in Article VIII.C) to the Corporation, to have all or any portion of such holder's outstanding shares of Series A Preferred Stock purchased by the Corporation for cash, at an amount per share equal to the Redemption Amount (as defined in Article VIII.B). If the Corporation fails to redeem any of such shares within five (5) business days after its receipt of a Redemption Notice, then such holder shall be entitled to the remedies provided in Article VIII.C.

        VII. INABILITY TO CONVERT SHARES OF SERIES A PREFERRED STOCK DUE
                                  TO CAP AMOUNT
A. Obligation to Cure. If at any time the then unissued portion of any holder's Cap Amount is less than 125% of the number of shares of Common Stock then issuable upon conversion of such holder's shares of Series A Preferred Stock (a "Trading Market Trigger Event"), the Corporation shall immediately notify the holders of Series A Preferred Stock of such occurrence and shall immediately take all necessary action (including, if necessary, approval of its shareholders to authorize the issuance of the full number of shares of Common Stock which would be issuable upon the conversion of Series A Preferred Stock but for the Cap Amount provided, however, that (A) the Corporation must file preliminary proxy materials with the SEC within thirty (30) days of the Trading Market Trigger Event and (B) officers and directors of the Corporation shall promptly upon the occasion of any such Trading Market Trigger Event enter into irrevocable agreements to vote all of their shares in favor of eliminating such prohibitions) to eliminate any prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Corporation or any of its securities on the Corporation's ability to issue shares of Common Stock in excess of the Cap Amount. In the event the Corporation fails to eliminate all such prohibitions within one hundred twenty (120) days after the Trading Market Trigger Event, each holder of Series A Preferred Stock shall thereafter have the option, exercisable in whole or in part at any time and from time to time by delivery of a Redemption Notice (as defined in Article VIII.C) to the Corporation, to require the Corporation, subject to the Corporation not being in Monetary Default as a result of such exercise, to purchase for cash, at an amount per share equal to the Redemption Conversion Amount, a portion of the holder's Series A Preferred Stock such that, after giving effect to such purchase, the holder's allocated portion of the Cap Amount exceeds 125% of the total number of shares of Common Stock issuable to such holder upon conversion of its Series A Preferred Stock on the date of such Redemption Notice. If the Corporation fails to redeem any of such shares within five (5) business days after its receipt of a Redemption Notice, then such holder shall be entitled to the remedies provided in Article VIII.C.

B. Remedies. If the Corporation fails to eliminate the applicable prohibitions within the one hundred twenty (120) day cure period referred to in Paragraph A of this Article VII and thereafter the Corporation is prohibited, at any time, from issuing shares of Common Stock upon conversion of Series A Preferred Stock to any holder because such issuance would exceed such holder's allocated portion of the Cap Amount because of applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Corporation or its securities, any holder who is so prohibited from converting its Series A Preferred Stock may:

(i) require, with the consent of holders of at least fifty percent (50%) of the outstanding shares of Series A Preferred Stock (including any shares of Series A Preferred Stock held by the requesting holder), the Corporation to terminate the listing of its Common Stock and to cause its Common Stock to be eligible for trading on the American Stock Exchange, the Nasdaq National Market System, the Nasdaq Small Cap Market or on the over-the-counter electronic bulletin board, at the option of the requesting holder; or

(ii) require the Corporation to issue shares of Common Stock in accordance with such holder's Notice of Conversion at a conversion price equal to the Conversion Price in effect on the date of the holder's written notice to the Corporation of its election to receive shares of Common Stock pursuant to this subparagraph
(ii).


                     VIII. REDEMPTION DUE TO CERTAIN EVENTS

A. Redemption by Holder. In the event (each of the events described in clauses (i)-(v) below after expiration of the applicable cure period (if any) being a "Redemption Event"):

(i) the Common Stock (including any of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock) is suspended from trading on, or is not listed (and authorized) for trading on, the New York Stock Exchange for an aggregate of five trading days in any nine (9) month period,

(ii) the Corporation fails, and any such failure continues uncured for five (5) business days after the Corporation has been notified thereof in writing by the holder, to remove any restrictive legend on any certificate of any shares of Common Stock issued to the holders of Series A Preferred Stock upon conversion of the Series A Preferred Stock as and when required by this Certificate of Designation, the Securities Purchase Agreement, or the Registration Rights Agreement, dated as of July 21, 1997, by and among the Corporation and the other signatories thereto (the "Registration Rights Agreement"),

(iii) the Corporation provides notice to any holder of Series A Preferred Stock, including by way of public announcement, at any time, of its intention not to issue shares of Common Stock to any holder of Series A Preferred Stock upon conversion in accordance with the terms of this Certificate of Designation (other than due to the circumstances contemplated by Articles V or VII for which the holders shall have the remedies set forth in such Articles),

(iv) the Corporation breaches any material covenant or other material term or condition of this Certificate of Designation; the Securities Purchase Agreement or the Registration Rights Agreement and such breach continues for a period of fifteen (15) business days after written notice thereof to the Corporation,

(v) any representation or warranty of the Corporation made in any agreement, statement or certificate given in writing in connection with the issuance of the Series A Preferred Stock (including, without limitation the Securities Purchase Agreement and the Registration Rights Agreement), shall be false or misleading in any material respect when made and the breach of which would have a material adverse effect on the Corporation or the rights of the Corporation with respect to any of the shares of Series A Preferred Stock or the shares of Common Stock issuable upon conversion thereof, or

(vi) (x) the Registration Statement is not effective by October 18, 1997 or (y) the Company fails to maintain an effective registration statement as required by
Section 2.1 and Section 3.1 of the Registration Rights Agreement and such failure exists for a period of ninety (90) days in any twelve (12) month period; provided, however, that it shall not constitute a Redemption Event if the failure described in clause (x) exists for up to forty five (45) days after the ninety day period set forth above if the Corporation is using its best efforts to correct such failure and if such failure is caused by a stop action issued or an enforcement action commenced or threatened in writing by the SEC.

then, upon the occurrence of any such Redemption Event, each holder of shares of Series A Preferred Stock shall thereafter have the option, exercisable in whole or in part (but only to the extent that it would not cause the Corporation to be in Monetary Default) at any time and from time to time by delivery of a Redemption Notice (as defined in Paragraph C below) to the Corporation while such Redemption Event continues, to require the Corporation to purchase for cash any or all of the then outstanding shares of Series A Preferred Stock held by such holder for an amount per share equal to the Redemption Amount (as defined in Paragraph B below) in effect at the time of the redemption hereunder. For the avoidance of doubt, the occurrence of any event described in clauses (i), (iii),
(v) or (vi)(x) above shall immediately constitute a Redemption Event and there shall be no cure period.

B. Definition of Redemption Amount. The "Redemption Amount" with respect to a share of Series A Preferred Stock means an amount equal to:

                                 1000 + Premium
    (                                C P                 )          X   M

    where:

"CP" means the Conversion Price in effect on the date of the Redemption Notice; and

"M" means the highest closing bid price of the Corporation's Common Stock during the period beginning on the date of the Redemption Notice and ending on the date of the redemption, as reported on the principal securities exchange or trading market on which the Common Stock is traded.

C. Redemption Defaults. If the Corporation fails to pay any holder the Redemption Amount, the Cash Redemption Amount or the Redemption Conversion Amount, as the case may be, with respect to any share of Series A Preferred Stock within five (5) business days of its receipt of a notice requiring such redemption (a "Redemption Notice"), then the holder of Series A Preferred Stock delivering such Redemption Notice (i) shall be entitled to interest on the Redemption Amount, the Cash Redemption Amount or Redemption Conversion Amount, at a per annum rate equal to the lower of twenty-four percent (24%) and the highest interest rate permitted by applicable law from the date of the Redemption Notice until the date of redemption hereunder, and (ii) shall have the right, at any time and from time to time, to require the Corporation, upon written notice, to immediately convert (in accordance with the terms of Paragraph A of Article IV) all or any portion of the Redemption Amount, the Cash Redemption Amount or Redemption Conversion Amount, plus interest as aforesaid, into shares of Common Stock at the lowest Conversion Price in effect during the period beginning on the date of the Redemption Notice and ending on the Conversion Date with respect to the conversion of such Redemption Amount. In the event the Corporation is not able to redeem all of the shares of Series A Preferred Stock subject to Redemption Notices, the Corporation shall redeem shares of Series A Preferred Stock from each holder pro rata, based on the total number of shares of Series A Preferred Stock included by such holder in the Redemption Notice relative to the total number of shares of Series A Preferred Stock in all of the Redemption Notices.

                             IX. RANK; PARTICIPATION

A. All shares of the Series A Preferred Stock shall rank (i) prior to the Corporation's common stock, par value $.01 per share (the "Common Stock"); (ii) prior to any class or series of capital stock of the Corporation hereafter created (unless, with the consent of the holders of Series A Preferred Stock obtained in accordance with Article XIII hereof, such class or series of capital stock specifically, by its terms, ranks senior to or pari passu with the Series A Preferred Stock) (collectively, with the Common Stock, "Junior Securities");
(iii) pari passu with any class or series of capital stock of the Corporation hereafter created (with the consent of the holders of Series A Preferred Stock obtained in accordance with Article XIII hereof) specifically ranking, by its terms, on parity with the Series A Preferred Stock (the "Pari Passu Securities"); and (iv) junior to any class or series of capital stock of the Corporation hereafter created (with the consent of the holders of Series A Preferred Stock obtained in accordance with Article XIII hereof) specifically ranking, by its terms, senior to the Series A Preferred Stock (the "Senior Securities"), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

B. Subject to the rights of the holders (if any) of Pari Passu Securities and Senior Securities, the holders of Series A Preferred Stock shall, as such holders, be entitled to such dividends paid (other than those payable solely in Common Stock) and distributions made to the holders of Common Stock to the same extent as if such holders of Series A Preferred Stock had converted the same into Common Stock and had been issued the same on the day before the record date for said dividend or distribution. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock. Nonetheless, payments due under this paragraph B to the holders of Series A Preferred Stock shall be reduced, but not below zero, by an amount equal to 7% per annum of the Face Amount, calculated from the Closing Date to and including the date of payment on the basis of a 365 day year.

                            X. LIQUIDATION PREFERENCE

A. If the Corporation shall commence a voluntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of sixty (60) consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up (a "Liquidation Event"), no distribution shall be made to the holders of any shares of capital stock of the Corporation (other than Senior Securities) upon liquidation, dissolution or winding up unless prior thereto the holders of shares of Series A Preferred Stock shall have received the Liquidation Preference with respect to each share. If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the holders of the Series A Preferred

Stock and holders of Pari Passu Securities shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series A Preferred Stock and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares.

B. The purchase or redemption by the Corporation of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Corporation. Neither the consolidation or merger of the Corporation with or into any other entity nor the sale or transfer by the Corporation of less than substantially all of its assets shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Corporation.

C. The "Liquidation Preference" with respect to a share of Series A Preferred Stock means an amount equal to the Face Amount thereof plus the Premium with respect thereto plus any other amounts that may be due from the Corporation with respect thereto through the date of final distribution. The Liquidation Preference with respect to any Pari Passu Securities shall be as set forth in the Certificate of Designation filed in respect thereof.


                     XI. ADJUSTMENTS TO THE CONVERSION PRICE

The Conversion Price shall be subject to adjustment from time to time as follows:

A. Stock Splits, Stock Dividends, Etc. If at any time on or after the Closing Date, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, combination, reclassification or other similar event, the Fixed Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event, the Fixed Conversion Price shall be proportionately increased. In such event, the Corporation shall notify the Corporation's transfer agent of such change on or before the effective date thereof.

B. Certain Public Announcements. In the event that (i) the Corporation makes a public announcement that it intends to consolidate or merge with any other entity (other than a merger in which the Corporation is the surviving or continuing entity and its capital stock is unchanged and there is not distribution thereof) or to sell or transfer all or substantially all of the assets of the Corporation or (ii) any person, group or entity (including the Corporation) publicly announces a tender offer to purchase 50% or more of the Common Stock (the date of the announcement referred to in clause (i) or (ii) of this paragraph is hereinafter referred to as the "Announcement Date"), then the Conversion Price shall, effective upon the Announcement Date and continuing through the consummation of the proposed tender offer or transaction or the Abandonment Date (as defined below), be equal to the lesser of (x) the Conversion Price calculated as provided in Article III.B and (y) the Conversion Price which would have been applicable for an Optional Conversion occurring on the Announcement Date. From and after the Abandonment Date, as the case may be, the Conversion Price shall be determined as set for in Article III.B. The "Abandonment Date" means with respect to any proposed transaction or tender offer for which a public announcement as contemplated by this paragraph has been made, the date which is sixteen (16) trading days after the date upon which the Corporation (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) publicly announces the termination or abandonment of the proposed transaction or tender offer which causes this paragraph to become operative.

C. Adjustment Due to Merger, Consolidation, Etc. If, at any time after the Closing Date, there shall be (a "Major Transaction") (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger of the Corporation with any other entity (other than a merger in which the Corporation is the surviving or continuing entity and its capital stock is unchanged), (iii) any sale or transfer of all or substantially all of the assets of the Corporation or (iv) any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, then the holders of Series A Preferred Stock shall thereafter have the right to receive upon conversion, in lieu of the shares of Common Stock immediately theretofore issuable (without regard to any conversion limitations herein contained),the greater of (in such holder's sole discretion) (a) such shares of stock, securities and/or other property as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore issuable upon conversion (without regard to any conversion limitations herein contained) had such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event not taken place, or (b) 125% of the Face Amount per share being so converted. In the event of any Major Transaction, thus in any such case, appropriate provisions shall be made with respect to the rights and interests of the holders of the Series A Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the conversion thereof. The Corporation shall not effect any transaction described in this Paragraph C unless (i) each holder of Series A Preferred Stock has received written notice of such transaction at least thirty (30) days prior thereto, but in no event later than ten (10) days prior to the record date for the determination of shareholders entitled to vote with respect thereto; provided, however, that the Corporation shall not be required to disclose any material inside information to a holder of Series A Preferred Stock prior to the public disclosure thereof, and (ii) the resulting successor or acquiring entity (if not the

Corporation) assumes by written instrument the obligations of this Paragraph C. The above provisions shall apply regardless of whether or not there would have been a sufficient number of shares of Common Stock authorized and available for issuance upon conversion of the shares of Series A Preferred Stock outstanding as of the date of such transaction, and shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

D. Adjustment Due to Distribution. If at any time after the Closing Date, the Corporation shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise (including any dividend or distribution to the Corporation's shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e. a spin-off)) (a "Distribution"), then the holders of Series A Preferred Stock shall be entitled, upon any conversion of shares of Series A Preferred Stock after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the holder with respect to the shares of Common Stock issuable upon such conversion had such holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

Ei       [Intentionally Deleted.]

Fi Purchase Rights. If at any time after the Closing Date, the Corporation issues any Convertible Securities or rights to purchase stock, warrants, securities or other property (the "Purchase Rights") pro rata to the record holders of any class of Common Stock, then the holders of Series A Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series A Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

Gi Special Adjustment. If the Corporation takes any actions (including under or by virtue of this Article) which would have a dilutive effect on the holder or which would materially and adversely affect the holder with respect to its investment in the Series A Convertible Preferred Stock, and if the provisions of this Article are not strictly applicable to such actions or, if applicable to such actions, would not operate to equitably protect the holder against such actions, then within ten business days, the Corporation shall appoint its independent certified public accountants to determine as promptly as practicable an appropriate adjustment to the terms hereof to so equitably protect such holder and prevent any such dilution and any such material adverse effect, as the case may be. Following such determination, the Corporation shall forthwith make the adjustments described therein.

Hi Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Article XI, the Corporation, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish to such holder a like certificate setting forth (i) such adjustment or readjustment,
(ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of a share of Series A Preferred Stock.


                               XII. VOTING RIGHTS

The holders of the Series A Preferred Stock have no voting power whatsoever, except as otherwise provided by the Delaware General Corporation Law (the "General Corporation Law"), in this Article XII and in Article XIII below.

Notwithstanding the above, the Corporation shall provide each holder of Series A Preferred Stock with prior notification of any meeting of the shareholders (and copies of proxy materials and all other information sent to shareholders). If the Corporation takes a record of its shareholders for the purpose of determining shareholders entitled to (a) receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other fight, or (b) to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Corporation, or any proposed merger, consolidation, liquidation, dissolution or winding up of the Corporation, the Corporation shall mail a notice to each holder, at least twenty (20) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier, but in no event earlier than public announcement of such proposed transaction), of the date on which any such record is to be taken for the purpose of such vote, dividend, distribution, right or other event, and a brief statement regarding the amount and character of such vote, dividend, distribution, right or other event to the extent known at such time.

To the extent that under the General Corporation Law the vote of the holders of the Series A Preferred Stock, voting separately as a class or series, as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the shares of the Series A Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series A Preferred Stock (except as otherwise may be required under the General Corporation Law) shall constitute the approval of such action by the class. To the extent that under the General Corporation Law holders of the Series A Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series A Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible using the record date for the taking of such vote of shareholders as the date as of which the Conversion Price is calculated.

                           XIII. PROTECTION PROVISIONS

So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock:

(a) alter or change the rights, preferences or privileges of the Series A Preferred Stock;

(b) alter or change the rights, preferences or privileges of any capital stock of the Corporation so as to affect adversely the Series A Preferred Stock;

(c) create any new class or series of capital stock having a preference over the Series A Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined in Article IX hereof, "Senior Securities");

(d) create any new class or series of capital stock ranking pari passu with the Series A Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined in Article IX hereof; "Pari Passu Securities");

(e)      increase the authorized number of shares of Series A Preferred Stock;

(f) redeem, or declare or pay any cash dividend or distribution on, any Junior Securities.

If holders of at least a majority of the then outstanding shares of Series A Preferred Stock agree to allow the Corporation to alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock pursuant to subsection (a) above, then the Corporation shall deliver notice of such approved change to the holders of the Series A Preferred Stock that did not agree to such alteration or change (the "Dissenting Holders") and the Dissenting Holders shall have the right, for a period of thirty (30) days, to convert pursuant to the terms of this Certificate of Designation as they existed prior to such alteration or change or to continue to hold their shares of Series A Preferred Stock.

                               XIV. MISCELLANEOUS

A. Cancellation of Series A Preferred Stock. If any shares of Series A Preferred Stock are converted pursuant to Article IV, the shares so converted shall be canceled, shall return to the status of authorized but unissued preferred stock of no designated series, and shall not be issuable by the Corporation as Series A Preferred Stock.

B. Lost or Stolen Certificates. Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) and (ii) (y) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Corporation, or (z) in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Corporation shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date. However, the Corporation shall not be obligated to reissue such lost or stolen Preferred Stock Certificate(s) if the holder contemporaneously requests the Corporation to convert such Series A Preferred Stock.

C.       [Intentionally Omitted]

D. Allocations of Cap Amount and Reserved Amount. The initial Cap Amount and Reserved Amount shall be allocated to the holders of Series A Preferred Stock in accordance with their holdings of shares of Series A Preferred Stock. Each increase to the Cap Amount and Reserved Amount shall be allocated pro rata among the holders of Series A Preferred Stock based on the number of shares of Series A Preferred Stock held by each holder at the time of the increase in the Cap Amount or Reserved Amount, as the case may be. In the event a holder shall sell or otherwise transfer any of such holder's shares of Series A Preferred Stock, each transferee shall be allocated a pro rata portion of such transferor's Cap Amount and Reserved Amount. Any portion of the Cap Amount or Reserved Amount which remains allocated to any person or entity which does not hold any Series A Preferred Stock shall be allocated to the remaining holders of shares of Series A Preferred Stock, pro rata based on the number of shares of Series A Preferred Stock then held by such holders.

E. Statements of Available Shares. Upon request, the Corporation shall deliver to each holder a written report notifying the holders of any occurrence which prohibits the Corporation from issuing Common Stock upon any such conversion. The report shall also specify (i) the total number of shares of Series A Preferred Stock outstanding as of the date of the request, (ii) the total number of shares of Common Stock issued upon all conversions of Series A Preferred Stock through the date of the request, (iii) the total number of shares of Common Stock which are reserved for issuance upon conversion of the Series A Preferred Stock as of the date of the request, and (iv) the total number of shares of Common Stock which may thereafter be issued by the Corporation upon conversion of the Series A Preferred Stock before the Corporation would exceed the Cap Amount and the Reserved Amount. The Corporation shall provide, within fifteen (15) days after delivery to the Corporation of a written request by any holder, all of the information enumerated in clauses (i) - (iv) of this Paragraph E.

F. Payment of Cash; Defaults. Whenever the Corporation is required to make any cash payment to a holder under this Certificate of Designation (as a Conversion Default Payment, upon redemption or otherwise), such cash payment shall be made to the holder within five (5) business days after delivery by such holder of a notice specifying that the holder elects to receive such payment in cash and the method (e.g., by check, wire transfer) in which such payment should be made. If such payment is not delivered within such five (5) business day period, such holder shall thereafter be entitled to interest on the unpaid amount at a per annum rate equal to the lower of twenty-four percent (24%) and the highest interest rate permitted by applicable law until such amount is paid in full to the holder. To the extent that the holders have a remedy as a result of the interest provided for in clause (i) of Article VIII.C, the payment of interest that would otherwise be required pursuant to this Article XIV.F shall not be required.

G. Status as Stockholder. Upon submission of a Notice of Conversion by a holder of Series A Preferred Stock, the shares covered thereby shall be deemed converted into shares of Common Stock and the holder's rights as a holder of such converted shares of Series A Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such holder because of a failure by the Corporation to comply with the terms of this Certificate of Designation. Notwithstanding the foregoing, if a holder has not received certificates for all shares of Common Stock prior to the tenth
(10th) business day after the expiration of the Extended Delivery Period with respect to a conversion of Series A Preferred Stock for any reason, then (unless the holder otherwise elects to retain its status as a holder of Common Stock) the holder shall regain the rights of a holder of Series A Preferred Stock with respect to such unconverted shares of Series A Preferred Stock and the Corporation shall, as soon as practicable, return such unconverted shares to the holder. In all cases, the holder shall retain all of its rights and remedies (including, without limitation, (i) the right to receive Conversion Default Payments pursuant to Article VI.A to the extent required thereby for such Conversion Default and any subsequent Conversion Default and (ii) the right to have the Conversion Price with respect to subsequent conversions determined in accordance with Article VI.B) for the Corporation's failure to convert Series A Preferred Stock.

H. Remedies, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provision giving rise to such remedy and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designation. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder hereof and shall not, except as expressly provided herein, be subject to any other obligation of the Corporation (or the performance thereof). The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of Series A Preferred Stock and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees, in the event of any such breach or threatened breach, the holders of Series A Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

                                      * * *

IN WITNESS WHEREOF, the undersigned authorized officer has executed this Certificate this 21st day of July, 1997.



William O. Hunt, Chief Executive Officer and President of the Corporation

                                   Schedule 1

[list of Monetary Defaults will be added after discussion on Monday]

                                    EXHIBIT B TO SECURITIES PURCHASE AGREEMENT

                          REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of July 21, 1997 by and among Intellicall, Inc., a Delaware corporation (the "Company"), with headquarters located at Carrollton, Texas and the undersigned, (the "Initial Purchasers" ).

                                    RECITALS

A. In connection with the Securities Purchase Agreement dated of even date herewith by and between the Company and the Initial Purchasers (the "Securities Purchase Agreement"), the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to the Initial Purchasers shares of Series A Preferred Stock of the Company (the "Preferred Stock") that is convertible into shares (the "Conversion Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), upon the terms and subject to the limitations and conditions set forth in the Certificate of Designations, Preferences and Rights with respect to such Preferred Stock (the "Certificate of Designations").

B. To induce the Initial Purchasers to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), and applicable state securities laws.

                                   AGREEMENTS

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, and the Initial Purchasers hereby agree as follows:

                                    ARTICLE I
DEFINITIONS

1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:
(a) "Purchasers" means the Initial Purchasers and any transferees or assignees who agree to become bound by the provisions of this Agreement in accordance with Article IX hereof.

(b) "register," "registered," and "registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

(c) "Registrable Securities" means the Conversion Shares (including any Conversion Shares issuable with respect to conversion default payments under the Certificate of Designation or with respect to any redemption of any Preferred Stock) issued or issuable with respect to the Preferred Stock and any shares of capital stock issued or issuable, from time to time (with any adjustments), on or in exchange for or otherwise with respect to any of the foregoing.

(d) "Registration Statement" means a registration statement of the Company under the Securities Act.

1.2 Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

                                   ARTICLE II
REGISTRATION

2.1 Mandatory Registration. The Company shall prepare, and, on or prior to forty-five (45) days after the date of the Closing (the "Filing Date"), file with the SEC a Registration Statement on Form S-3 (or, if Form S-3 is not then available, on such form of Registration Statement as is then available to effect a registration of all of the Registrable Securities, subject to the consent of the Initial Purchasers (as determined pursuant to Section 11.10 hereof)) covering the resale of all of the Registrable Securities, which Registration Statement, to the extent allowable under the Securities Act and the Rules promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Preferred Stock (i) to prevent dilution resulting from stock splits, stock dividends or similar transactions or (ii) by reason of changes in the Conversion Price of the Preferred Stock in accordance with the terms thereof, or the number of shares of Common Stock purchasable thereunder, in accordance with the terms thereof. The Registrable Securities included in the Registration Statement shall be allocated among the Purchasers as set forth in Section 11.11 hereof. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to (and subject to the approval of the Initial Purchasers, which approval shall not be unreasonably withheld or denied) the Initial Purchasers and their counsel prior to its filing or other submission.

2.2 Underwritten Offering. If any offering pursuant to a Registration Statement pursuant to Section 2.1 hereof involves an underwritten offering, the Purchasers who hold a majority in interest of the Registrable Securities subject to such underwritten offering, with the consent of the Initial Purchasers, shall have the right to select a total of one legal counsel to represent the

Purchasers and an investment banker or bankers and manager or managers to administer the offering, which investment banker or bankers or manager or managers shall be reasonably satisfactory to the Company.

2.3 Payments by the Company. The Company shall cause the registration statement to become effective as soon as practicable, but in no event later than
the  ninetieth  (90th)  day  following  the  Closing  Date  (the   "Registration
Deadline"). If (i) the registration statement(s) covering the Registrable Securities required to be filed by the Company pursuant to Section 2.1 hereof is not declared effective by the SEC on or before the Registration Deadline, or
(ii) after the registration statement has been declared effective by the SEC, sales of all the Registrable Securities (including any Registrable Securities required to be registered pursuant to Section 3.2 hereof) cannot be made pursuant to the registration statement (by reason of a stop order or the Company's failure to update the registration statement or any other reason outside the control of the Purchasers) (any event described in the preceding clauses (i) and (ii) being described as a "Registration Failure Event"), then the Company will make payments to the Purchasers in such amounts and at such times as shall be determined pursuant to this Section 2.3 as partial relief for the damages to the Purchasers by reason of any such delay in or reduction of their ability to sell the Registrable Securities (which remedy shall not be exclusive of any other remedies available at law or in equity). Promptly upon the occurrence of such Registration Failure Event, the Company shall pay to each Purchaser an amount equal to (i) (A) .005 (during the first 30 days after the Registration Deadline), .01 (during the period beginning 31 days after the Registration Deadline and ending 60 days after the Registration Deadline) and
 .02 (thereafter) times (B) the aggregate purchase price of the Preferred Stock held by such Purchaser (including, without limitation, Preferred Stock that have been converted into Conversion Shares then held by such Purchaser) times (ii) an amount equal to: (A) in the case of a Registration Failure Event described in clause (i) of the second sentence of this Section 2.3, the number of months (prorated per day for partial months) following the Registration Deadline prior to the date the Registration Statement filed pursuant to Section 2.1 is declared effective by the SEC, or (B) in the case of a Registration Failure Event described in clause (ii) of the second sentence of this Section 2.3, the number of months (prorated per day for partial months) following the Registration Deadline but prior to the termination of the Registration Period that sales cannot be made pursuant to the Registration Statement after the Registration Statement has been declared effective. Such amounts shall be paid in cash or, at each Purchaser's option, may be convertible into Common Stock at the "Conversion Price" (as defined in the Certificate of Designation). Any shares of Common Stock issued upon conversion of such amounts shall be Registrable Securities. If the Purchaser desires to convert or exercise the amounts due hereunder into Registrable Securities it shall so notify the Company in writing within two (2) business days prior to the date on which such amounts are first payable in cash and such amounts shall be so convertible (pursuant to the terms of the Certificate of Designation), beginning on the last day upon which the cash amount would otherwise be due in accordance with the following sentence. Payments of cash pursuant hereto shall be made within five (5) days after the end of each period that gives rise to such obligation, provided that, if any such period extends for more than thirty (30) days, interim payments shall be made for each such thirty (30) day period.

2.4 Piggy-Back Registrations. If at any time prior to the expiration of the Registration Period (as hereinafter defined) the Company shall file with the SEC a Registration Statement relating to a firm commitment underwritten offering for its own account or the account of others under the Securities Act of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), then the Company shall send to each Purchaser who is entitled to registration rights under this
Section 2.4 written notice of such determination and, if within fifteen (15) days after the date of such notice, such Purchaser shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities such Purchaser requests to be registered, except that if, in connection with any underwritten public offering for the account of the Company the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)' judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which such Purchaser has requested inclusion hereunder as the underwriter shall permit. Any exclusion of Registrable Securities shall be made pro rata among the Purchasers seeking to include Registrable Securities, in proportion to the number of Registrable Securities sought to be included by such Purchasers; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such Registration Statement or are not entitled to pro rata inclusion with the Registrable Securities; and provided, further, however, that, after giving effect to the immediately preceding proviso, except as disclosed on Schedule 2.4, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the right to include such securities in the Registration Statement other than holders of securities entitled to inclusion of their securities in such Registration Statement by reason of demand registration rights. No right to registration of Registrable Securities under this Section 2.4 shall be construed to limit any registration required under Section 2.1 or 3.2 hereof. If an offering in connection with which a Purchaser is entitled to registration under this Section 2.4 is an underwritten offering, then each Purchaser whose Registrable Securities are included in such Registration Statement shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering.

2.5 Eligibility for Form S-3. The Company represents and warrants that it meets the requirements for the use of Form S-3 for registration of the sale by the Initial Purchasers and any other Purchaser of the Registrable Securities and the Company shall file all reports required to be filed by the Company with the SEC in a timely manner so as to maintain such eligibility for the use of Form S-3.

                                   ARTICLE III
OBLIGATIONS OF THE COMPANY

In connection with the registration of the Registrable Securities, the Company shall have the following obligations:

3.1 The Company shall prepare promptly and file with the SEC the Registration Statement required by Section 2.1, and cause such Registration Statement relating to Registrable Securities to become effective as soon as practicable after such filing, but in no event later than the Registration Deadline, and keep the Registration Statement effective pursuant to Rule 415 at all times until such date as is the earlier of (i) the date on which all of the Registrable Securities have been sold (and no further Registrable Securities may be issued in the future) and (ii) the date on which all of the Registrable Securities (in the reasonable opinion of counsel to the Initial Purchasers) may be immediately sold to the public without registration, whether pursuant to Rule 144 or otherwise (the "Registration Period"). The Registration Statement
(including any amendments or supplements thereto and prospectuses contained therein and all documents incorporated by reference therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading.

3.2 The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until the termination of the Registration Period or, if earlier, such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement. In the event the number of shares available under a Registration Statement filed pursuant to this Agreement is, for any three (3) consecutive trading days (the last of such three (3) trading days being the "Registration Trigger Date"), insufficient to cover one hundred fifty percent (150%) of the Registrable Securities issued or issuable upon conversion of the Preferred Stock held by any Purchaser, the Company shall amend, if permissible, the Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover two hundred percent (200%) of the Registrable Securities issued or issuable to such Purchaser, in each case, as soon as practicable, but in any event within fifteen
(15) days after the Registration Trigger Date (based on the market price of the Common Stock and other relevant factors on which the Company reasonably elects to rely). The Company shall cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. In the event the Company fails to obtain the effectiveness of any such Registration Statement within ninety (90) days after a Registration Trigger Date, each Purchaser shall thereafter have the option, exercisable in whole or in part at any time and from time to time by delivery of a written notice to the Company (a "Redemption Notice"), to require the Company to purchase for cash, at an amount per share equal to the Redemption Conversion Amount (as defined in the Certificate of Designation), up to a portion of the Purchaser's Preferred Stock such that, after giving effect to such purchase, the total number of Registerable Securities available under a Registration Statement filed pursuant to this Agreement is sufficient to cover two hundred percent (200%) of the Registrable Securities issued or issuable upon conversion of the Preferred Stock held by such Purchaser. If the Company fails to redeem any of such shares within five (5) business days after its receipt of a Redemption Notice, then such Purchaser shall be entitled to the remedies provided in the Certificate of Designation (it being understood that pursuant to the Certificate of Designation certain of these remedies are subject to the Company not being in Monetary Default (as defined in the Certificate of Designation)).

3.3 The Company shall furnish to each Purchaser whose Registrable Securities are included in the Registration Statement and its legal counsel (a) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and, in the case of the Registration Statement referred to in Section 2.1, each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion, if any, thereof which contains information for which the Company has sought confidential treatment), and (b) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as such Purchaser may reasonably request in order to facilitate the disposition of the Registrable Securities owned (or to be owned) by such Purchaser.

3.4 The Company  shall use  reasonable  efforts to (a) register and qualify the Registrable Securities covered by the Registration Statement under securities laws of such jurisdictions in the United States as each Purchaser who holds (or has the right to hold) Registrable Securities being offered reasonably requests, (b) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (c) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (d) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.4, (ii) subject itself to general taxation in any such jurisdiction, (iii) file a general consent to service of process in any such jurisdiction, (iv) provide any undertakings that cause the Company material expense or burden, or (v) make any change in its charter or by-laws, which in each case the board of directors of the Company determines to be contrary to the best interests of the Company and its stockholders.

3.5 In the event the Purchasers who hold a majority in interest of the Registrable Securities being offered in an offering pursuant to a Registration Statement or any amendment or supplement thereto under Section 2.1 or 3.2 hereof select underwriters for the offering, the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriters of such offering.

3.6 As promptly as practicable after becoming aware of such event, the Company shall notify each Purchaser of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Purchaser as such Purchaser may reasonably request.

3.7 The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest practicable moment and to notify each Purchaser who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

3.8 The Company shall permit a single firm of counsel designated by the Initial Purchasers to review the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects.

3.9 The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement.

3.10 At the request of any Purchaser, the Company shall furnish, on the date of effectiveness of the Registration Statement and thereafter from time to time on such dates as a Purchaser may reasonably request (a) an opinion, dated as of such applicable date, from counsel representing the Company addressed to the Purchasers and in form, scope and substances as is customarily given in an underwritten public offering and (b) in the case of an underwriting, a letter, dated as of such applicable date, from the Company's independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and the Purchasers.

3.11 The Company shall make available for inspection by (i) any Purchaser, (ii) any underwriter participating in any disposition pursuant to the Registration Statement, (iii) one firm of attorneys and one firm of accountants or other agents retained by the Purchasers, and (iv) one firm of attorneys retained by all such underwriters (collectively, the "Inspectors") all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably deemed necessary by each Inspector to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to a Purchaser) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless
(a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (b) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially in the form of this Section 3.11. Each Purchaser agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein shall be deemed to limit a Purchaser's ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

3.12 The Company shall hold in confidence and not make any disclosure of information concerning a Purchaser provided to the Company unless (a) disclosure of such information is necessary to comply with federal or state securities laws, (b) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (c) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, (d) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement, or (e) such Purchaser consents to the form and content of any such disclosure. The Company agrees that it shall, upon learning that disclosure of such information concerning a Purchaser is sought in or by a court or governmental body of competent jurisdiction or self-regulatory organization or through other means, give prompt notice to such Purchaser prior to making such disclosure, and allow the Purchaser, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

3.13 The Company shall cause the listing and the continuation of listing of all the Registrable Securities covered by the Registration Statement on the New York Stock Exchange and cause the Registrable Securities to be quoted or listed on each additional national securities exchange or quotation system upon which the Common Stock is then listed or quoted.

3.14 The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement. 3.15 The Company shall cooperate with the
Purchasers who hold Registrable Securities being offered and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or the Purchasers may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Purchasers may request, and, within three (3) business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Purchasers whose Registrable
Securities are included in such Registration Statement) an opinion of such counsel in the form attached hereto as Exhibit 1.

3.16 At the request of any Purchaser, the Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement.

3.17 The Company shall comply with all applicable laws related to a Registration Statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission).

3.18 The Company shall take all such other actions as any Purchaser or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

3.19 From and after the date of this Agreement, the Company shall not, and shall not agree to, allow the holders of any securities of the Company to include any of their securities in any Registration Statement or any amendment or supplement thereto under Section 2.1 or 3.2 hereof without the consent of the holders of a majority of the Registrable Securities; provided, however, that the foregoing restriction shall not apply to the securities subject to the agreements disclosed in Schedule 3.19 as long as such securities do not reduce or affect the amount of any Registrable Securities included in such Registration Statement.

                                   ARTICLE IV
OBLIGATIONS OF THE PURCHASERS

In  connection  with  the  registration  of  the  Registrable  Securities,   the
Purchasers shall have the following obligations:

4.1 It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Purchaser that such Purchaser shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) business days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Purchaser of the information the Company requires from each such Purchaser.

4.2 Each Purchaser, by such Purchaser's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Purchaser has notified the Company in writing of such Purchaser's election to exclude all of such Purchaser's Registrable Securities from the Registration Statement.

4.3  Each  Purchaser  whose  Registrable   Securities  are  included  in  a
Registration Statement understands that the Securities Act may require delivery of a prospectus relating thereto in connection with any sale thereof pursuant to such Registration Statement, and each such Purchaser shall use its reasonably best efforts to comply with the applicable prospectus delivery requirements of the Securities Act in connection with any such sale.

4.4 Each Purchaser agrees to notify the Company promptly, but in any event within 72 hours after the date on which all Registrable Securities owned by such Purchaser have been sold by such Purchaser, if such date is prior to the expiration of the Registration Period, so that the Company may comply with its obligation to terminate the Registration Statement in accordance with Item 512 of Regulation S-K or Regulation S-B, as the case may be.

4.5 In the event Purchasers holding a majority in interest of the Registrable Securities being offered determine to engage the services of an underwriter, each Purchaser agrees to enter into and perform such Purchaser's obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless such Purchaser has notified the Company in writing of such Purchaser's election to exclude all of such Purchaser's Registrable Securities from the Registration Statement.

4.6 Each Purchaser agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.6 or 3.7, such Purchaser will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Purchaser's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.6 or 3.7 and, if so directed by the Company, such Purchaser shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Purchaser's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

4.7 Without limiting a Purchaser's rights under Section 2.1 or 3.2 hereof, no Purchaser may participate in any underwritten distribution hereunder unless such Purchaser (a) agrees to sell such Purchaser's Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (c) agrees to pay its pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by the Company pursuant to Article V.

                                    ARTICLE V
EXPENSES OF REGISTRATION

All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Articles II and III, including, without limitation, all registration, listing and qualification fees, printers and accounting fees, the fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel selected by the Purchasers pursuant to Section 2.2 hereof shall be borne by the Company; provided, however, that the reimbursable expenses of the counsel selected by the Purchasers pursuant to Section 2.2 hereof shall not exceed Twenty Thousand Dollars ($20,000).

                                   ARTICLE VI
INDEMNIFICATION

In the event any Registrable Securities are included in a Registration Statement under this Agreement:

6.1 To the extent permitted by law, the Company will indemnify, hold harmless and defend (a) each Purchaser who holds such Registrable Securities, and (b) the directors, officers, partners, members, employees, agents and persons who control any Purchaser within the meaning of Section 15 of the Securities Act or
Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), if any, (each, an "Indemnified Person"), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "Claims") to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to the restrictions set forth in Section 6.3 with respect to the number of legal counsel, the Company shall reimburse the Purchasers and each such underwriter or controlling person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6.1: (x) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in the Registration Statement or any such amendment thereof or supplement thereto; (y) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld; and (z) with respect to any preliminary prospectus, shall not inure to the benefit of any Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company pursuant to
Section 3.3 hereof, and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Purchasers pursuant to Article IX.

6.2 In connection with any Registration Statement in which a Purchaser is participating, each such Purchaser agrees to indemnify, hold harmless and defend, to the same extent and in the same manner set forth in Section 6.1, the Company, each of its directors, each of its officers who signs the Registration Statement, its employees, agents and persons, if any, who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder or underwriter within the meaning of the Securities Act or the Exchange Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Purchaser expressly for use in connection with such Registration Statement; and subject to Section 6.3 such Purchaser will reimburse any legal or other expenses (promptly as such expenses are incurred and are due and payable) reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6.2 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Purchaser, which consent shall not be unreasonably withheld; provided, further, however, that a Purchaser shall be liable under this Agreement (including this Section 6.2 and Article
VII) for only that amount as does not exceed the net proceeds actually received by such Purchaser as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Purchasers pursuant to Article IX. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6.2 with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, and the Indemnified Party failed to utilize such corrected prospectus.

6.3 Promptly after receipt by an Indemnified Person or Indemnified Party under this Article VI of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to made against any indemnifying party under this
Article VI, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that such indemnifying party shall not be entitled to assume such defense and an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential conflicts of interest between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding or the actual or potential defendants in, or targets of, any such action include both the Indemnified Person or the Indemnified Party and the indemnifying party and any such Indemnified Person or Indemnified Party reasonably determines that there may be legal defenses available to such Indemnified Person or Indemnified Party which are different from or in addition to those available to such indemnifying party. The indemnifying party shall pay for only one separate legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable, and such legal counsel shall be selected by Purchasers holding a majority-in-interest of the Registrable Securities included in the Registration Statement to which the Claim relates (with the approval of the Initial Purchasers if they hold Registrable Securities included in such Registration Statement), if the Purchasers are entitled to indemnification hereunder, or by the Company, if the Company is entitled to indemnification hereunder, as applicable. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Article VI, except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action. The indemnification required by this Article VI shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

                                   ARTICLE VII
CONTRIBUTION

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Article VI to the fullest extent permitted by law; provided, however, that (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Article VI, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (iii) contribution (together with any indemnification or other obligations under this Agreement) by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

                                  ARTICLE VIII
REPORTS UNDER THE EXCHANGE ACT

With a view to making available to the Purchasers the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Purchasers to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

8.1 File with the SEC in a timely manner and make and keep available all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company's obligations under
Section 4.3 of the Securities Purchase Agreement) and the filing and availability of such reports and other documents is required for the applicable provisions of Rule 144; and

8.2 Furnish to each Purchaser so long as such Purchaser holds Preferred Stock or Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Purchasers to sell such securities pursuant to Rule 144 without registration.

                                   ARTICLE IX
ASSIGNMENT OF REGISTRATION RIGHTS

The rights of the Purchasers hereunder, including the right to have the Company register Registrable Securities pursuant to this Agreement, shall be automatically assignable by each Purchaser to any transferee of all or any portion of the Preferred Stock or the Registrable Securities if: (a) the Purchaser agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee, and (ii) the securities with respect to which such registration rights are being transferred or assigned, (c) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (d) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing for the benefit of the Company to be bound by all of the provisions contained herein, and (e) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement.

                                    ARTICLE X
AMENDMENT OF REGISTRATION RIGHTS

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company, the Initial Purchasers (but not an Initial Purchaser who no longer owns any Preferred Stock or Registrable Securities) and Purchasers who hold a majority interest of the Registrable Securities. Any amendment or waiver effected in accordance with this
Article X shall be binding upon each Purchaser and the Company.

                                   ARTICLE XI
MISCELLANEOUS

11.1 A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

11.2 Any notices herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or by confirmed telecopy, and shall be deemed delivered at the time and date of receipt (which shall include telephone line facsimile transmission). The addresses for such communications shall be:

If to the Company:

Intellicall, Inc.
2155 Chenault, Suite 410
Carollton, Texas 75006
Telecopy: (972) 416-9454
Attention: William O. Hunt

with a copy to:

Kane, Russell, Coleman & Logan, P.C.
3700 Thanksgiving Tower
1601 Elm Street
Dallas, Texas 75205-7207
Telecopy: (214) 777-4200
Attention: Patrick Stark

If to CC Investments, LDC:

CC Investments, LDC
Corporate Centre, West Bay Road
P.O. Box 31106 SMB
Grand Cayman, Cayman Islands

with a copy to:

Castle Creek Partners, LLC
440 South LaSalle Street
Suite 700
Chicago, Illinois 60605
Telecopy: (312) 362-4500
Attention: John D. Ziegelman

and with a copy to:

Altheimer & Gray
10 South Wacker Drive
Chicago, Illinois 60606
Telecopy: (312) 715-4800
Attention: Peter H. Lieberman
and if to any other Purchaser, at such address as such Purchaser, shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this Section 11.2.

11.3 Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

11.4 This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. The parties hereto irrevocably consent to the jurisdiction of the courts of the State of Delaware located in the County of New Castle in the State of Delaware in any suit or proceeding based on or arising under this Agreement and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The parties hereto further agree that service of process upon the parties hereto mailed by certified mail return receipt requested shall be deemed in every respect effective service of process upon each such party in any such suit or proceeding. Nothing herein shall affect either party's right to serve process in any other manner permitted by law. The parties hereto agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

11.5 This Agreement, the Preferred Stock, the Certificate of Designation and the Securities Purchase Agreement (including all schedules and exhibits thereto and all certificates and opinions required thereby) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Preferred Stock and the Securities Purchase Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

11.6 Subject to the requirements of Article IX hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

11.7 The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

11.8 This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto, by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

11.9 Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

11.10 All consents and other determinations to be made by the Purchasers or the Initial Purchasers pursuant to this Agreement shall be made by the Purchasers or the Initial Purchasers holding a majority of the Registrable Securities (determined as if all Preferred Stock then outstanding had been converted into or exercised for Registrable Securities) held by all Purchasers or Initial Purchasers, as the case may be.

11.11 The initial number of Registrable Securities included on any Registration Statement and each increase to the number of Registrable Securities included thereon shall be allocated pro rata among the Purchasers based on the number of Registrable Securities held by each Purchaser at the time of such establishment or increase, as the case may be. In the event a Purchaser shall sell or otherwise transfer any of such holder's Registrable Securities, each transferee shall be allocated a pro rata portion of the number of Registrable Securities included on a Registration Statement for such transferor. Any shares of Common Stock included on a Registration Statement and which remain allocated to any person or entity which does not hold any Registrable Securities shall be allocated to the remaining Purchasers, pro rata based on the number of shares of Registrable Securities then held by such Purchasers. Without implication that the contrary would otherwise be true, for purposes of this paragraph, all Preferred Stock then outstanding shall be assumed converted into or exercised for Registrable Securities.

11.12 If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

                                      * * *

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.


INTELLICALL, INC.




John M. Carradine, Vice President of Finance


Initial Purchasers:

PURCHASER:

CANADIAN IMPERIAL HOLDINGS, INC.


By:
Its:


PURCHASER:

THE MATTHEW FUND, N.V.


By:
Its:


PURCHASER:

CC INVESTMENTS, LDC


By:
Its:

PURCHASER:

PROPRIETARY CONVERTIBLE INVESTMENT GROUP, INC.


By:
Its:


PURCHASER:

SWARTZ INVESTMENTS, LLC


By:
Its:

                                                                EXHIBIT 1
                                                          to Registration
                                                         Rights Agreement


                                     [Date]
[Name and address
of transfer agent]

RE: INTELLICALL, INC.

Ladies and Gentlemen:

We are counsel to INTELLICALL, INC., a Delaware corporation (the "Company"), and we understand that [Name of Purchaser] (the "Holder") has purchased from the Company Series A Convertible Preferred Stock of the Company (the "Preferred Stock"), convertible into shares of the Company's common stock, par value $.10 per share (the "Common Stock"). The Preferred Stock was purchased by the Holder pursuant to a Securities Purchase Agreement, dated as of June ___, 1997, by and among the Company and the signatories thereto (the "Agreement"). Pursuant to a Registration Rights Agreement, dated as of June __, 1997, by and among the Company and the signatories thereto (the "Registration Rights Agreement"), the Company agreed with the Holder, among other things, to register the Registrable Securities (as that term is defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the "Securities Act"), upon the terms provided in the Registration Rights Agreement. In connection with the Company's obligations under the Registration Rights Agreement, on _____ __, 1997, the Company filed a Registration Statement on Form S-_____ (File No. 333-
__________) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") relating to the Registrable Securities, which names the Holder as a selling stockholder thereunder and which registration statement was declared effective by the SEC on ____________.

[Other introductory and scope of examination language to be inserted]

Based on the foregoing, we are of the opinion that the Registrable Securities have been registered under the Securities Act.

                  [Other appropriate language to be included.]

Very truly yours,

cc:  [Name of Purchaser]

                                 EXHIBIT C TO THE SECURITIES PURCHASE AGREEMENT


                              [COMPANY LETTERHEAD]


                                  July 21, 1997



Company:
Address:



Attn:  Stock Transfer Dept.

Gentlemen:

Reference is made to that certain Securities Purchase Agreement (the "Purchase Agreement"), a copy of which is enclosed, dated as of even date herewith, by and between Intellicall, Inc., a Delaware corporation (the "Company"), CC Investments, LDC, Canadian Imperial Holdings, Inc., Proprietary Convertible Investment Group, Inc. And The Matthew Fund, N.V. (the "Holders"), pursuant to which the Company is issuing to the Holders shares of Series A Convertible Preferred Stock, which are convertible into shares of common stock ("Common Stock"), $.01 par value per share, of the Company (such shares of Common Stock, the "Subject Shares"). This letter shall serve as our irrevocable authorization and direction to you with respect to the issuance of Subject Shares. Certificates for the Subject Shares shall not bear any legend restricting their transfer and shall not be subject to any stop-transfer restriction other than as permitted in Article V of the Purchase Agreement; provided, however, if the Subject Shares are not registered for resale under the Securities Act of 1933, as amended, then, subject to Article V of the Purchase Agreement, the certificates for the Subject Shares shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXCEPTION TO

OR EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

Please be advised that the Holders are relying upon this letter as an inducement to enter into the Purchase Agreement and, accordingly, it is agreed that Holders are third party beneficiaries of these instructions. Moreover, the Company cannot revoke or modify these instructions without the prior written consent of the Holders. Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at (972) 416-0022.


Very truly yours,


INTELLICALL, INC.



By
    Its:


Agreed and Acknowledged as of ________________:

----------------------------



By:
Name:
Title:

Enclosures

cc:      CC Investments, LDC
Canadian Imperial Holdings, Inc.
Proprietary Convertible Investment Group, Inc.
The Matthew Fund, N.V.

                                    EXHIBIT D TO SECURITIES PURCHASE AGREEMENT


July 21, 1997

CC Investments, LDC
Canadian Imperial Holdings, Inc.
Proprietary Convertible Investment Group, Inc.
The Matthew Fund, N.V.
c/o Castle Creek Partners, LLC
440 South LaSalle Street
Suite 700
Chicago, Illinois  60605
Attention:  John D. Ziegelman

Dear Gentlemen:

The undersigned understands that you are entering into a Securities Purchase Agreement (the "Purchase Agreement") dated as of the date hereof, with Intellicall, Inc., a Delaware corporation, (the "Company"), providing for the purchase by you of shares of Series A Convertible Preferred Stock (the "Preferred Stock") which are convertible into shares of Common Stock, $.01 par value per share (the "Common Stock"), of the Company and that you may reoffer your shares of such Common Stock to the public.

In consideration of your execution of the Purchase Agreement, and for other good and valuable consideration, during the term hereof, the undersigned hereby irrevocably agrees that without your prior written consent, the undersigned will not, directly or indirectly, offer, sell, transfer, assign, pledge, sell short, contract to sell, grant any option to purchase or otherwise dispose of any shares of Common Stock (other than the cashless exercise of options by the undersigned of up to twenty-five percent (25%) of the options held by the undersigned as of the date hereof), or any securities convertible into or exercisable or exchangeable for, or warrants, options or rights to purchase or acquire beneficially owned by the undersigned on the date hereof, except for shares of Common Stock representing no more than 20% of the outstanding Common Stock beneficially owned by the undersigned on the date hereof (which number of shares is__________). Notwithstanding anything to the contrary, the foregoing restriction shall not apply to shares of Common Stock acquired from any person listed in Schedule 7.1(ix) to the Purchase Agreement as a result of such person's death or retirement from employment with the Company.

The term of this undertaking shall begin on the date hereof and terminate on the earliest to occur of (i) the day following the fifteen (15) month anniversary of the date hereof, (ii) the earliest date on which the Purchasers (as defined in the Purchase Agreement) (other than The Matthew Fund, N.V.) each own less than twenty-five percent (25%) of the number of shares of Preferred Stock originally purchased by each respective Purchaser, or (iii) the death or retirement of the undersigned from employment with the Company.

The undersigned agrees that the provisions of this undertaking shall be binding upon the successors, assigns, heirs and personal representatives of the undersigned.

Very truly yours,


Name: